UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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ALERIS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:

You are cordially invited to the Annual Meeting of Stockholders of Aleris International, Inc. scheduled to be held at the Marriott Cleveland East, 26300 Harvard Road, Beachwood, Ohio 44122 on May 18, 2006, at 10:00 A.M., Eastern Daylight Time.

At the meeting, you will be asked to elect three directors to serve until the 2009 Annual Meeting of Stockholders. Your Board of Directors has unanimously nominated these persons for election as directors. You are also being asked to approve the Amended and Restated Aleris International, Inc. 2004 Equity Incentive Plan and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2006. Information concerning the director nominees and these proposals, as well as other important information, is contained in the accompanying Proxy Statement. Please take the time to read it carefully.

Whether or not you plan to attend in person and regardless of the number of shares you own, it is important that your shares be represented and voted at the meeting. Accordingly, you are requested to vote the enclosed proxy at your earliest convenience. Your shares will then be represented at the meeting, and we will be able to avoid the expense of further solicitation.

On behalf of Aleris’s Board of Directors and employees, thank you for your cooperation and continued support.

Sincerely,

Chairman of the Board of Directors

and Chief Executive Officer

April 13, 2006

Aleris International, Inc.

25825 Science Park Drive, Suite 400

Beachwood, Ohio 44122-7392

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 18, 2006

To the Stockholders of

    Aleris International, Inc.

The 2006 Annual Meeting of Stockholders of Aleris International, Inc. will be held at the Marriott Cleveland East, 26300 Harvard Road, Beachwood, Ohio 44122 on May 18, 2006, at 10:00 A.M., Eastern Daylight Time. At the meeting, the stockholders will be asked to:

•	elect three Class II directors to hold office until the 2009 Annual Meeting of Stockholders;

•	approve the Amended and Restated Aleris International, Inc. 2004 Equity Incentive Plan;

•	ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2006; and

•	transact any other business which properly may be brought before the meeting and any adjournment thereof.

Holders of record of our common stock at the close of business on March 27, 2006 are entitled to notice of and to vote at the Annual Meeting. A complete list of these stockholders of record will be open to the examination of any stockholder at our headquarters at 25825 Science Park Drive, Suite 400, Beachwood, Ohio 44122-7392 for a period of ten days before the meeting. The meeting may be adjourned from time to time without notice other than by announcement at the meeting.

Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy as soon as possible. To vote your proxy by mail, mark your vote on the enclosed proxy card, sign it correctly, and return it in the envelope provided. To vote your proxy by telephone or electronically via the Internet, see the instructions on the proxy card and have the proxy card available when you call or access the Internet website. If you receive more than one proxy card because your shares are registered in different names or at different addresses, each proxy card should be voted to ensure that all of your shares will be counted. You may revoke your proxy at any time prior to the meeting, and if you are present at the meeting, you may withdraw it and vote in person. Attendance at the Annual Meeting is limited to stockholders, their proxies and invited guests of Aleris International, Inc.

This Notice, the accompanying Proxy Statement and the enclosed Proxy are sent to you by order of the Board of Directors of Aleris International, Inc.

Christopher R. Clegg

Senior Vice President, General Counsel

and Secretary

Beachwood, Ohio

April 13, 2006

Aleris International, Inc.

25825 Science Park Drive, Suite 400

Beachwood, Ohio 44122-7392

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 18, 2006

The Board of Directors of Aleris International, Inc. (“Aleris” or the “Company”) is soliciting proxies to be voted at the Annual Meeting of Stockholders to be held at the Marriott Cleveland East, 26300 Harvard Road, Beachwood, Ohio 44122 on May 18, 2006 and at any adjournment of the meeting. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about April 13, 2006.

This proxy solicitation is intended to give stockholders the opportunity to vote on the matters set forth in the accompanying Notice of Annual Meeting. The proxy permits stockholders to withhold voting for any or all of the nominees for election to our Board of Directors and to abstain from voting on any other specified proposal if they choose.

All holders of record of shares of our common stock at the close of business on March 27, 2006 (Record Date) are entitled to notice of and to vote at the Annual Meeting. On the Record Date, we had outstanding 31,320,973 shares of common stock. Each share of common stock is entitled to one vote on each matter to come before the Annual Meeting. The presence, in person or by proxy of holders of a majority of the outstanding shares of common stock entitled to vote as of the Record Date is necessary to constitute a quorum at the Annual Meeting. A plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting, so long as there is a quorum, is required for the election of directors. Approval of any other proposal described in this Proxy Statement requires the affirmative vote of a majority of the votes cast by the stockholders represented at the Annual Meeting, assuming a quorum is present.

With respect to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all other proposals and will be counted as present for purposes of the item on which the abstention is noted. Under current rules of the New York Stock Exchange (NYSE), brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers who do not receive instructions are entitled to vote on the election of directors and the proposal to ratify the appointment of the independent registered public accounting firm. Under Delaware law, a broker non-vote will have no effect on the outcome of the election of directors or the proposal to ratify the appointment of the independent registered public accounting firm.

A stockholder has the unconditional right to revoke his or her proxy at any time before it is voted. Any proxy given may be revoked either by a written notice signed and delivered to the Secretary of Aleris before the proxy is exercised, by signing another proxy or by voting in person at the meeting (although simply attending the Annual Meeting without either signing a ballot or signing another proxy at the meeting will not revoke a proxy). Where a stockholder’s signed proxy specifies a choice with respect to a voting matter, the shares will be voted accordingly. If no specification is made, the shares will be voted:

•	FOR the nominees for director identified in this Proxy Statement;

•	FOR the approval of the Amended and Restated Aleris International, Inc. 2004 Equity Incentive Plan; and

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2006.

i

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Amended Certificate of Incorporation provides that the number of directors that constitute the entire Board of Directors shall be fixed from time to time exclusively by the Board of Directors (but cannot be less than three) and that the directors will be divided into three classes as nearly equal in number as possible. The term of office of the Class II Directors expires at this year’s Annual Meeting of Stockholders. The term of office of the Class I Directors expires at the 2007 Annual Meeting of Stockholders and the term of office of the Class III Directors expires at the 2008 Annual Meeting of Stockholders. Aleris’s Bylaws provide that the affirmative vote of a plurality of the votes cast at the meeting at which a quorum is present is required for the election of directors. The enclosed proxy card allows you to:

•	vote FOR the election of the nominees identified below;

•	withhold authority to vote for one or more of the nominees; or

•	withhold authority to vote for all of the nominees.

The Board recommends that you vote FOR all of the nominees. Unless you give contrary instructions in your proxy, your proxy will be voted FOR the election of all of the nominees. If any nominee should become unable or unwilling to accept nomination or election, the person(s) acting under the proxy will vote for the election of such other person as the Board of Directors may recommend. The Board of Directors has no reason to believe, however, that any of the nominees will be unable or unwilling to serve, if elected. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.

There are no arrangements or understandings between any person and any of the directors pursuant to which such director was selected as a nominee for election at the Annual Meeting; however, in connection with the merger transaction of Commonwealth Industries, Inc. (Commonwealth) with Aleris in 2004 (the CII/IMCO Merger) and pursuant to the terms of the related CII/IMCO Merger agreement between the parties, Aleris’s Bylaws were amended to address certain aspects of the composition of the Board of Directors and Committees of the Board. Specifically, the Amendment to the Bylaws provides that until the second anniversary of the date of the CII/IMCO Merger (December 9, 2006), the Board of Directors of Aleris will be composed of a Chairman of the Board and an equal number of directors from each of the boards of the two companies, or continuing directors. The Bylaws further provide that, until December 9, 2006, any action of our Board of Directors to nominate for election any person or persons as a director of Aleris at any annual or special meeting, or by written consent of the stockholders of Aleris who is not a continuing director requires the affirmative vote of at least 66 2/3% of the directors in office. In addition, until December 9, 2006, any amendment or modification by the Board of Directors of the Charter of our Nominating and Governance Committee requires the affirmative vote of at least 66 2/3% of the directors then in office. See “Meetings and Committees of the Board of Directors.”

There are no family relationships among any of the directors or executive officers of Aleris.

Directors and Nominees for Election to the Board of Directors

Class II Directors Nominees

Name	Age
C. Frederick Fetterolf	77
Dale V. Kesler	66
John E. Merow	76

C. Frederick Fetterolf – C. Frederick Fetterolf has served as a director since the CII/IMCO Merger. He had previously served as a director of Commonwealth from 1997 until completion of the CII/IMCO Merger. Mr. Fetterolf was President and Chief Operating Officer of Aluminum Company of America, Inc. (Alcoa) from 1985 to 1991, and served as President of Alcoa from 1983 to 1985. He is a former director of Allegheny Technologies, Inc. and a former member of its compensation committee and technology committee, having retired from such service in 2004. He formerly served as chair of the audit committee for Mellon Bank, NA, Chair of the audit committee of Praxair, Inc. and a member of the audit committee of Union Carbide Corp. Mr. Fetterolf presently serves as Trustee of Grove City College, Eastern University and several other non-profit boards.

Dale V. Kesler – Dale V. Kesler has served as a director since 2002. Mr. Kesler retired in 1995 as a partner of the professional accounting firm, Arthur Andersen LLP. He served as that firm’s Dallas office accounting and audit division head from 1973 through 1982 and as the managing partner of the Dallas office from 1983 through 1994. Mr. Kesler also serves as a director of ElkCorp, Triad Hospitals, Inc. and CellStar Corp. He is a member of the audit committee of each of these companies; a member of the compensation committee and corporate governance committee of ElkCorp and CellStar Corp; a member of the compliance committee of Triad Hospitals, Inc.; and a member of the executive committee of each of the boards of ElkCorp. and Triad Hospitals, Inc. He also serves as a board member of Perkins School of Theology at Southern Methodist University and a board member and audit committee chairman of a private company in California, New Millennium Homes.

John E. Merow – John E. Merow has served as a director since the CII/IMCO Merger. He served as a director of Commonwealth from 1995 until completion of the CII/IMCO Merger. He is currently a Senior Counsel with the law firm of Sullivan & Cromwell LLP. Mr. Merow was a Partner in Sullivan & Cromwell LLP from 1965 through 1996, and Chairman and Senior Partner from 1987 through 1994. Mr. Merow is an Executive Committee member and Secretary of the United States Council for International Business, a Trustee of New York-Presbyterian Hospital and a Trustee and Vice Chairman of New York-Presbyterian Healthcare System, Inc. He is a member of the American Law Institute and the Council of Foreign Relations.

Directors Continuing in Office

Class I Directors; Present Term Expires 2007

Name	Age
John E. Balkcom	58
Steven J. Demetriou	47
Paul E. Lego	75

John E. Balkcom – John E. Balkcom has served as a director since December 2003, and served as our Chairman of the Board from April 2004 until the CII/IMCO Merger. He is currently an adjunct lecturer at Northwestern University and a management consultant. Mr. Balkcom previously served as the President of St. John’s College in Santa Fe, New Mexico from November 2000 through August 2003. Before then, he was a principal of Sibson & Company, a human capital management consulting firm in Chicago, Illinois, from October 1988 through August 2000.

Steven J. Demetriou – Steven J. Demetriou became Chairman of the Board and Chief Executive Officer of Aleris following the CII/IMCO Merger. Mr. Demetriou served as President and Chief Executive Officer of Commonwealth from June 2004 and served as a director of Commonwealth from 2002 until the CII/IMCO Merger. Mr. Demetriou was President and Chief Executive Officer of Noveon, Inc., a global producer of advanced specialty chemicals from 2001 until June 2004. Prior to that, from 1999 to 2001, he was Executive Vice President of IMC Global Inc., a producer of crop nutrients and animal feed ingredients. Mr. Demetriou also served in a number of leadership positions with Cytec Industries Inc., a specialty chemicals and materials company, from 1997 to 1999. From 1981 to 1997, he held various positions with Exxon Corporation. Mr. Demetriou is a Director of ElkCorp and OMG Group, Inc.; he is a member of the audit committee, compensation committee and corporate governance committee of each of these companies.

Paul E. Lego – Paul E. Lego has served as a director since the CII/IMCO Merger. He was previously the Non-Executive Chairman of the Board of Directors of Commonwealth from 1995 until completion of the CII/IMCO Merger. He is currently President of Intelligent Enterprises, a private consulting firm. From 1990 until his retirement in 1993, Mr. Lego was Chairman of the Board of Directors and Chief Executive Officer of Westinghouse Electric Corporation. He was a former director of United States Steel Corporation, Consolidated Natural Gas Company, Dominion Resources, Inc., and Lincoln Electric Holdings, Inc. Mr. Lego is an Emeritus Trustee of the University of Pittsburgh and a member of the American Society of Corporate Executives.

Class III Directors; Present Term Expires in 2008

Name	Age
John E. Grimes	65
Larry E. Kittelberger	57
Hugh G. Robinson	73

John E. Grimes – John E. Grimes has served as a director since 2001. Mr. Grimes retired in July 2000 from his position as President and General Manager of the Dallas/Fort Worth subsidiary of Enterprise Rent-A-Car, a national rental car company for which he served in various positions since 1971.

Larry E. Kittelberger – Larry E. Kittelberger has served as a director since the CII/IMCO Merger. He had previously served as a director of Commonwealth from 2000 until the CII/IMCO Merger. Mr. Kittelberger has been Senior Vice President, Administration and Chief Information Officer of Honeywell International Inc. since 2001. He served as Senior Vice President and Chief Information Officer of Lucent Technologies Inc. from 1999 to 2001 and for Allied Signal, Inc. from 1995 to 1999. From 1970 to 1995, Mr. Kittelberger held a number of positions with Tenneco, Inc. He is a director of Arbitron, Inc., and a member of the audit committee, chair of the technology strategy committee and a member of the nominating and board governance committee of that company. He also serves on the advisory boards of AT&T Corp., International Business Machines Corporation and the School of Information Sciences and Technology at Pennsylvania State University.

Hugh G. Robinson – Hugh G. Robinson has served as a director since 1999. Mr. Robinson is currently Chairman and Chief Executive Officer of Global Building Systems, Inc., a housing development and construction firm located in Dallas, Texas. He served from 1989 through 2002 as Chairman and Chief Executive Officer of The Tetra Group, Inc., a construction management firm located in Dallas. Previously, Mr. Robinson was President of Cityplace Development Corporation, a real estate development subsidiary of the Southland Corporation. Mr. Robinson is a former Chairman and Board member of the Federal Reserve Bank of Dallas. Mr. Robinson served as an officer in the United States Army, retiring with the rank of Major General. He is currently a director of Carmax, Inc., Newmarket Technology, Inc. and a member of the Advisory Board of TXU Corp.

Meetings and Committees of Board of Directors.

In 2005, the Board of Directors held a total of 13 meetings. Each current director attended more than 92% of all meetings of the Board of Directors and the Committees on which he served during 2005.

Since 2003, we have amended or adopted new charters for our Audit Committee, Compensation Committee and Nominating and Governance Committee to implement the rules and standards under the Sarbanes-Oxley Act of 2002, the rules of the U.S. Securities and Exchange Commission (SEC) and the NYSE’s corporate governance listing standards. You may access our Committee’s Charters, our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and our Code of Ethics for Senior Officers on our website at http://www.aleris.com or by writing to us at Aleris International, Inc., 25825 Science Park Drive, Suite 400, Beachwood, Ohio 44122-7392, Attention: Secretary. A copy of our Audit Committee Charter is attached to this Proxy Statement as Annex A.

Under NYSE corporate governance listing standards, our non-employee directors meet at regularly scheduled and specially called executive sessions without management being present. All executive session meetings of the Board are presided over by a lead director, currently Mr. Kesler. Our lead director also presides at meetings of the Board when the Chairman is not present and reviews Board meeting agendas with the Chairman in advance of Board meetings. Stockholders and other interested parties may communicate with the Board and our non-employee directors by sending an email to directors@aleris.com or by writing to the Board of Directors, c/o Aleris International, Inc., Secretary, 25825 Science Park Drive, Suite 400, Beachwood, Ohio 44122-7392. Inquiries will be reviewed by our Secretary and, if relevant, will be forwarded to our non-employee directors.

We do not require our Board members to attend our annual stockholders meetings. Eight of our nine directors attended our Annual Meeting of Stockholders for 2005.

Our Board has determined that, except for Mr. Demetriou, who is an executive officer and employee of Aleris, each of our current directors has no material relationship with Aleris (either directly or as a partner, shareholder or officer of an organization that has a relationship with Aleris) and is independent within the meaning of the NYSE’s director independence standards as they are currently in effect.

The Board of Directors has established as its standing committees an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and a Health, Safety & Environmental Committee. In addition, the Board establishes temporary special committees on an as-needed basis. In connection with the CII/IMCO Merger, and pursuant to the terms of the related CII/IMCO Merger agreement between the parties, Aleris’s Bylaws were amended to address certain aspects of the composition of the Board of Directors and Committees of the Board. The Bylaws provide that, until December 9, 2006, committees of the Board of Directors will be composed of an equal number of continuing directors from each of the two companies.

The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities by:

•	Overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

•	Monitoring the integrity of financial information that will be provided to the Shareholders and others and the Company’s compliance with legal and regulatory requirements.

•	Reviewing areas of potential significant financial risk to the Company including evaluation of the system of internal controls and procedures for financial reporting which management and the Board of Directors has established.

•	Monitoring the qualifications and independence of the Company’s external auditors.

•	Monitoring the performance of the Company’s external auditors and internal auditing function.

•	Reporting on all such matters to the Board of Directors.

•	Preparing the report required by the rules of the Securities and Exchange Commission (SEC) to be included in the Company’s annual proxy statement.

In addition, the Audit Committee has the authority to retain and, if necessary, terminate our independent registered public accounting firm (subject, if applicable, to ratification by the Company’s stockholders). A copy of the Charter of the Audit Committee is attached hereto as Annex A and also available for review on our website at http://www.aleris.com. The Audit Committee members are Messrs. Fetterolf (Chairman), Balkcom, Kesler and Merow. The Board of Directors has confirmed that each of the Audit Committee members is “independent” within the meaning of applicable securities laws and the NYSE’s corporate governance listing standards. In accordance with the rules adopted under section 407 of the Sarbanes-Oxley Act of 2002, the Board of Directors identified Mr. Kesler as the Audit Committee financial expert. In addition to his service on Aleris’s Audit

Committee, Mr. Kesler serves on the audit committee of ElkCorp, Triad Hospitals, Inc. and CellStar Corp. As required by the corporate governance listing standards of the NYSE, the Board of Directors has determined that the simultaneous service of Mr. Kesler on the audit committee of more than three public companies will not impair his ability to effectively serve on Aleris’s Audit Committee. The Audit Committee met nine times in 2005.

The purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors relating to compensation of the Company’s executive and senior management. In this respect, the Committee has overall responsibility for approving and evaluating executive and senior management compensation plans, policies and programs of the Company and awards thereunder. A copy of the Compensation Committee Charter is available on our website at http://www.aleris.com. The members of the Compensation Committee are Messrs. Balkcom (Chairman), Kittelberger, Lego, and Robinson, each of whom is considered to be independent under the NYSE corporate governance listing standards. The Compensation Committee met five times in 2005.

The Nominating and Governance Committee advises the Board of Directors on director compensation and matters relating to Board governance, Board and Committee membership and succession (including the chief executive officer). The Nominating and Governance Committee will consider recommendations for nominees for director submitted by stockholders. Stockholders should submit any recommendation in writing to the Nominating and Governance Committee, c/o Secretary of Aleris, at our principal executive offices. Generally, nominees for election to our Board should have professional and personal ethics and values consistent with our values and standards. They should have experience at the policy-making level in business, government, education, technology or public interest. They should have sufficient time available to carry out their duties and to provide insight and practical wisdom based on their experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform all director duties responsibly. Finally, each director must represent the interests of all stockholders.

The general qualifications required for directors are set forth in our Nominating and Governance Committee Charter. Until December 9, 2006, any amendment or modification by the Board of Directors of the Charter of the Nominating and Governance Committee requires the affirmative vote of at least 66 2/3% of the directors then in office. In addition to considering candidates suggested by stockholders, the Nominating and Governance Committee considers potential candidates. The Committee screens all potential candidates in the same manner regardless of the source of the recommendation. The Nominating and Governance Committee’s initial review is typically based on written materials provided with respect to the potential candidate. The Committee determines whether the candidate meets our Company’s director selection criteria and whether requesting additional information or an interview is appropriate. Our Bylaws, as amended, also permit stockholders to nominate individuals for director for consideration at an annual stockholders’ meeting. See “2007 Annual Meeting.”

A copy of the Charter of the Nominating and Governance Committee is available on our website at http://www.aleris.com. The members of the Nominating and Governance Committee are Messrs. Grimes (Chairman), Kittelberger, Lego, and Robinson, each of whom is considered to be independent under the NYSE corporate governance listing standards. The Board of Directors has confirmed that each of the Nominating and Governance Committee members is “independent” within the meaning of applicable securities laws and the NYSE’s corporate governance listing standards. The Nominating and Governance Committee met four times in 2005.

The Health, Safety & Environmental Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the Company’s management of health, safety and environmental matters. The members of the Health, Safety & Environmental Committee are Messrs. Merow (Chairman), Fetterolf, Grimes and Kesler. The Health, Safety and Environmental Committee met four times in 2005.

Directors’ Compensation

The 1996 Annual Incentive Program, as amended, provides that an annual retainer for non-employee directors will be fixed by the Board for each year. For 2005, the annual retainer amount was $40,000; for 2006, the annual retainer amount is $45,000. During 2005, we paid our non-employee directors retainers and fees as follows:

Annual retainer for non-employee directors	$40,000
Annual retainer for Chairman of Audit Committee	$10,000
Annual retainer for Chairman of Compensation Committee	$8,000
Annual retainer for Chairman of Nominating and Governance Committee	$5,000
Annual retainer for Chairman of Health, Safety & Environmental Committee	$5,000
Annual retainer for Lead Director	$5,000
Attendance fee for Board of Directors or Committee meetings attended in person (maximum per day)	$1,500
Attendance fee for Board of Directors or Committee meetings attended by conference telephone (maximum per day)	$1,000

The annual retainer for non-employee directors, the chairmen of Board Committees and the lead director are each payable in quarterly installments. Payments will be made quarterly in advance on the first trading day of each calendar quarter. A portion of the annual retainer will be paid in cash and a portion will be paid in common stock of the Company. Each non-employee director may elect to receive either 25% or 50% of his total retainer amount in shares of common stock. The number of shares will be determined by dividing the retainer dollar amount by the closing price per share of Aleris common stock on the first trading day of the applicable calendar quarter. The remaining amount of the retainer (either 75% or 50%) shall be paid in cash on the first business day of each calendar quarter.

Each of the non-employee directors is also entitled to receive on an annual basis a grant of shares of restricted common stock under the terms of the 2004 Plan, having a value equal to $35,000. The number of shares is determined by dividing $35,000 by the closing price per share of common stock on the first trading day of the applicable calendar year. On February 23, 2006, the Board of Directors increased the annual grant of shares of restricted common stock to shares of restricted common stock having a value equal to $40,000. For 2006, the initial number of restricted shares was determined by dividing $35,000 by the closing price per share of Aleris common stock on January 3, 2006 ($32.02). The number of shares of restricted common stock granted for the additional $5,000 was determined by dividing $5,000 by the closing price per share of common stock on February 23, 2006 ($43.23). The shares of restricted stock vest entirely on the earlier date of the third anniversary of the date of grant (February 23, 2009 for the incremental shares) or on the date the Director is no longer a member of the Board of Directors.

PROPOSAL NO. 2

APPROVAL OF THE AMENDED AND RESTATED ALERIS INTERNATIONAL, INC. 2004 EQUITY INCENTIVE PLAN

General

On April 6, 2006, Aleris’s Board of Directors approved the amendments to and restatement of the 2004 Plan that will become effective on May 18, 2006, subject to approval by Aleris’s stockholders. A copy of the 2004 Plan, as amended and restated (Restated 2004 Plan), is attached as Annex B. The Restated 2004 Plan is not a “qualified plan” within the meaning of Section 401 of the Internal Revenue Code. Approval of the proposed amendments and restatement of the 2004 Plan will result in 1,100,000 shares being added to the shares available for awards. As of April 13, 2006, an aggregate of 666,443 options or full value shares, as defined in the 2004 Plan, representing shares of common stock have been awarded pursuant to the 2004 Plan. The NYSE closing price of a share of our common stock on March 27, 2006 was $47.20. This proposal is being submitted to stockholders by the Aleris Board of Directors.

The primary objective of the Restated 2004 Plan is to promote stockholder value by providing appropriate incentives to key employees, non-employee directors and certain other individuals who perform services for Aleris and its affiliates. The Restated 2004 Plan is administered by the Compensation Committee of Aleris’s Board of Directors, which is comprised exclusively of non-employee independent directors. The Restated 2004 Plan provides for the granting of incentive and non-incentive stock options, as well as other awards, such as stock appreciation rights, restricted stock, restricted stock units, stock units, performance units, performance shares and other equity-based awards providing similar benefits. Certain awards under the Restated 2004 Plan may be paid in cash or common stock, as determined by the Compensation Committee. The Compensation Committee has exclusive discretion to select the participants who will receive awards and to determine the type, size and terms of each award. The Compensation Committee may delegate these duties and powers to one or more officers of the Company and its Subsidiaries (as defined in the Restated 2004 Plan) in certain instances, and any such officer will report periodically to the Compensation Committee. The Compensation Committee will also make all determinations that it decides are necessary or desirable in the interpretation and administration of the Restated 2004 Plan.

The following summary of the material features of the Restated 2004 Plan is qualified by reference to the copy of the Restated 2004 Plan that is attached as Annex B to this Proxy Statement.

General Terms

The Restated 2004 Plan provides for the grant of incentive and nonqualified stock options, restricted stock, restricted stock units, stock units, stock appreciation rights, performance units, performance shares, dividend equivalent rights and share awards to (i) Aleris’s directors, officers, employees, (ii) independent contractors of the Company or a Subsidiary; and (iii) individuals to whom the Company or a Subsidiary has extended a formal written offer of employment. This amendment increases the number of shares of Aleris common stock that may be subject to awards granted under the Restated 2004 Plan from 1,100,000 shares under the original plan to 2,200,000 shares under the Restated 2004 Plan.

The maximum number of shares subject to each of stock options, stock appreciation rights, restricted stock, restricted stock units, stock units, performance shares or share awards that may be awarded to any individual in a calendar year is 500,000.

If an award granted under the Restated 2004 Plan expires, is canceled, is settled in cash (including the settlement of tax withholding obligations using shares) or is otherwise terminated without having been fully exercised or payment having been made in respect of the entire award, the shares allocable to the terminated portion of the award will again be available for grant under the Restated 2004 Plan. If a stock appreciation right is settled in shares, the excess of the number of shares covered by the stock appreciation right over the number of shares issued in settlement of the stock appreciation right will also be available for use again under the Restated 2004 Plan.

The composition of the Compensation Committee is intended to permit the awards under the Restated 2004 Plan to qualify for the exemption under Rule 16b-3 under the Securities Exchange Act of 1934. In addition, awards under the Restated 2004 Plan made to executive officers subject to the deductibility limitations under Section 162(m) of the Internal Revenue Code (i.e., “covered employees”), will be designed to satisfy the requirements under Section 162(m) and the treasury regulations thereunder, to permit the deduction by Aleris of the associated expenses for federal income tax purposes.

Description of Awards

As a general matter, awards granted under the Restated 2004 Plan will be subject to the terms and conditions set forth in an agreement evidencing their grant.

•	Stock Options. The Compensation Committee may grant incentive and nonqualified stock options to participants. Incentive stock options are options to purchase shares of Aleris common stock that are intended to qualify for special tax treatment under Section 422 of the Code (ISOs). Non-statutory stock options (NSOs) do not qualify for such treatment. The exercise price of options granted under the Restated 2004 Plan may not be less than 100% of the fair market value of a share on the date of grant. The term of options may not exceed ten years (for an ISO, five years if the recipient is a ten percent stockholder). The exercise price may be paid with cash, with previously acquired shares of Aleris common stock, or by other means approved by the Compensation Committee, including by means of a broker-assisted exercise.

•	Stock Appreciation Rights. The Compensation Committee may, either alone or in connection with the grant of any option, grant stock appreciation rights to participants under the Restated 2004 Plan. Stock appreciation rights granted alone may be exercised at such times and be subject to such terms and conditions as the Compensation Committee may impose, provided any vesting period shall not be less than one year. Stock appreciation rights that are granted in tandem with options may only be exercised upon the surrender of the right to purchase an equivalent number of shares of Aleris’s common stock under the related options and may be exercised only with respect to the shares of common stock for which the related options are then exercisable. The term of stock appreciation rights granted under the Restated 2004 Plan cannot exceed ten years. A stock appreciation right entitles a participant to surrender any of the then exercisable portion of the stock appreciation right and, if applicable, the related option, in exchange for an amount equal to the product of (i) the excess of the fair market value of a share of Aleris’s common stock on the date preceding the date of surrender over the fair market value of a share of Aleris’s common stock on the date the stock appreciation right was issued (or, if the stock appreciation right is related to an option, the per share exercise price of the option), times (ii) the number of shares of Aleris’s common stock subject to the stock appreciation right.

•	Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights either in connection with awards or as separate awards under the Restated 2004 Plan. Amounts payable in respect of dividend equivalent rights may be payable currently or, if applicable, deferred until the lapsing of restrictions on the dividend equivalent rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the award to which the dividend equivalent rights relate.

•	Restricted Stock. The Compensation Committee may grant awards of restricted stock under the Restated 2004 Plan, which, unless the Compensation Committee determines otherwise at the time of grant, carry full voting rights and other rights as a stockholder, including rights to receive dividends and other distributions. Restricted Stock awards granted under the Restated 2004 Plan may not have a vesting period of less than three years. Unrestricted shares will be delivered when the restrictions lapse.

•	Restricted Stock Units. The Compensation Committee may grant awards of restricted stock units under the Restated 2004 Plan, which entitles the participant to the issuance of shares of Aleris common stock when the restrictions on the units awarded lapse. Restricted Stock Unit awards granted under the Restated 2004 Plan may not have a vesting period of less than three years. Restricted Stock Unit awards granted under the Restated 2004 Plan do not carry any stockholder rights until such time as the applicable restrictions lapse.

•	Stock Units. The Compensation Committee may grant stock units under the Restated 2004 Plan, which represents the right of a participant to receive payment upon vesting or on any later date specified by the Compensation Committee. The amount of such payment is equal to the fair market value of a share of Aleris’s common stock on the date the stock unit was granted, the vesting date, or such other date determined by the Compensation Committee at the time of grant. Stock unit awards granted under the Restated 2004 Plan may not have a vesting period of less than one year.

•	Share Awards. The Compensation Committee may grant share awards under the Restated 2004 Plan as additional compensation for services rendered or in lieu of cash or other compensation to which a participant is entitled. Share awards granted under the Restated 2004 Plan may not have a vesting period of less than one year.

•	Performance Awards. The Compensation Committee may grant performance shares and performance units under the Restated 2004 Plan to key employees or directors of Aleris or our subsidiaries, which will be earned only if performance goals established for performance periods are met. Unless the Compensation Committee determines otherwise at the time of grant, performance shares carry with them full voting rights and other rights as a stockholder, including rights to receive dividends and other distributions. Performance shares represent the right to receive a certain number of shares of Aleris’s common stock on the terms and conditions provided in an agreement. Performance units are denominated in shares of Aleris’s common stock, a specified dollar amount, or both, and represent the right to receive: (i) in the case of share-denominated performance units, a payment in the amount of the fair-market value on the date of grant, vesting or any other date specified by the Compensation Committee; (ii) in the case of dollar-denominated performance units, the specified dollar amount; or (iii) a percentage (which may exceed 100%) of the amount set forth in (i) or (ii), depending on the level of the performance goals attained. The amount paid to a participant with respect to any one award of performance units shall not exceed an amount equal to $3,000,000 multiplied by the number of years in the applicable performance period.

The following performance criteria may be used to measure Aleris’s performance as a whole or the performance of a business unit, business segment or division, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, in each case as specified by the Compensation Committee: (a) net earnings or net income, or growth in net earnings or net income (in any case before or after taxes); (b) earnings per share; (c) net sales growth or net revenue growth; (d) net operating profit; (e) return measures (including, but not limited to, return on assets, net assets, capital, investment, equity, or revenue); (f) cash flow (including operating cash flow, free cash flow, and cash flow return on capital); (g) earnings before or after taxes, interest, depreciation, and/or amortization; (h) gross margins; (i) productivity ratios; (j) revenue ratios; (k) share price (including growth measures and total stockholder return); (l) expense targets; (m) operating targets; (n) productivity measures; (o) efficiency measures; (p) cost reductions; (q) operating margins; (r) operating efficiency; (s) proceeds from dispositions; (t) project completion time; (u) budget goals; (v) Economic Value Added (EVA®); (w) customer growth; and (x) customer satisfaction. For awards that are intended to qualify as performance-based compensation, the performance objectives will comply with the requirements of Section 162(m) of the Internal Revenue Code.

Except to the extent that the treatment of the performance award as performance-based compensation will be adversely affected, at the time of grant of a performance award, the Committee may provide for the manner in which performance will be measured against the performance objectives (or may adjust the performance objectives) to reflect losses from discontinued operations, extraordinary, unusual or nonrecurring gains and losses, the cumulative effect of accounting changes, acquisitions or divestitures, core process redesign, structural changes/outsourcing, foreign exchange impacts, the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events. The performance objectives with respect to a performance cycle shall be established in writing by the Committee by the earlier of (x) the date on which a quarter of the performance cycle has elapsed or (y) the date which is ninety (90) days after the commencement of the performance cycle, and in any event while the performance relating to the performance objectives remain substantially uncertain. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any performance award that is intended to constitute performance-based compensation made to a participant who is subject to Section 162(m) of the Code, the Committee shall certify in writing that the applicable performance objectives have been satisfied to the extent necessary for the award to qualify as performance-based compensation.

The Compensation Committee may require or permit a participant to defer the receipt of cash or shares pursuant to certain awards under the Restated 2004 Plan.

Effect of Certain Transactions and Changes in Capitalization

Unless otherwise provided in an award agreement, in the event that a transaction that constitutes a change in control of Aleris as defined in the Restated 2004 Plan occurs and either a participant’s employment with Aleris is terminated without cause, or the participant voluntarily resigns for good reason within the three months prior to, or the 24 months following, a change in control, then (i) outstanding options, stock appreciation rights, stock units, restricted stock and restricted stock units may vest and (ii) outstanding performance units and performance shares may vest as if performance objectives were met at the maximum target level.

Furthermore, unless otherwise provided by the Compensation Committee, if a participant’s employment with Aleris is terminated without cause, or the participant voluntarily resigns for good reason within the three months prior to, or the 24 months following, a change in control, each option and stock appreciation right held by the participant that was exercisable as of the date of his or her termination of employment or service remains exercisable for a period ending not before the earlier of (x) the first anniversary of the termination of the participant’s employment or service or (y) the expiration of the stated term of the stock options or stock appreciation rights, notwithstanding any shorter period set forth in the agreement evidencing the option or stock appreciation right.

In the event of a change in capitalization as defined in the Restated 2004 Plan, adjustments and other substitutions will be made to the Restated 2004 Plan by the Compensation Committee, including adjustments to the maximum number of shares subject to the Restated 2004 Plan, the number and class of shares subject to awards and, if applicable, the exercise price and any performance objectives.

Federal Tax Consequences

The following is a summary of the United States Federal income tax consequences of participating in the Restated 2004 Plan. This discussion does not address all aspects of the U.S. Federal income tax consequences of participating in the Plan that may be relevant to an award holder in light of his or her personal investment or tax circumstances and does not discuss any state, local or foreign tax consequences of participating in the Restated 2004 Plan. This section is based on the Internal Revenue Code, its legislative history, existing and proposed regulations under the Code, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

•	Incentive Stock Options. An award holder will not be subject to tax upon the grant of an incentive stock option or upon the exercise of an ISO. However, the excess of the fair market value of the Shares on the date of exercise over the exercise price paid will be included in alternative minimum taxable income. Whether an award holder is subject to the alternative minimum tax will depend on his or her particular circumstances. An award holder’s basis in the shares received will be equal to the exercise price paid, and the holding period in such Shares will begin on the day following the date of exercise.

If the award holder disposes of the shares on or after the later of (i) the second anniversary of the date of grant of the ISO and (ii) the first anniversary of the date of exercise of the ISO (statutory holding period), he or she will recognize a capital gain or loss in an amount equal to the difference between the amount realized on such disposition and the basis in the shares. Such capital gain or loss will be subject to the rules set forth under Disposition of Shares below.

If an award holder disposes of the shares before the end of the statutory holding period, he or she will have engaged in a “disqualifying disposition.” As a result, he or she will be subject to tax:

1) on the excess of the fair market value of the shares on the date of exercise (or the amount realized on the disqualifying disposition, if less) over the exercise price paid, as ordinary income, and

2) on the excess, if any, of the amount realized on such disqualifying disposition over the fair market value of the shares on the date of exercise, as capital gain. Such capital gain will be subject to the rules set forth under Disposition of Shares below.

If the amount an award holder realizes from a disqualifying disposition is less than the exercise price paid (i.e., the basis) and the loss sustained upon such disposition would otherwise be recognized, no ordinary income from such disqualifying disposition will be recognized and instead will recognize a capital loss. In the event of a disqualifying disposition, the amount recognized as ordinary income is generally deductible by us or one of our subsidiaries, subject to any deduction limitation under section 162(m).

The current position of the Internal Revenue Service is that income tax withholding and FICA and FUTA taxes (employment taxes) do not apply upon the exercise of an ISO or upon any subsequent disposition, including a disqualifying disposition, of shares acquired pursuant to the exercise of the ISO.

•	Nonstatutory Stock Options. An award holder will not be subject to tax upon the grant of an option which is not intended to be (or does not qualify as) an ISO. Upon exercise of a nonstatutory stock option, or NSO, an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price paid is taxable to the award holder as ordinary income, and such amount is generally deductible by us or one of our subsidiaries, subject to any deduction limitation under section 162(m). This amount of income will be subject to income tax withholding and employment taxes. The basis in the shares received will equal the fair market value of the shares on the date of exercise, and the holding period in such shares will begin on the day following the date of exercise.

•	Stock Appreciation Rights. An award holder will not be subject to tax upon the grant of a stock appreciation right. Upon exercise of a stock appreciation right, an amount equal to the cash and/or the fair market value (measured on the date of exercise) of any shares received will be taxable as ordinary income, and such amount generally will be deductible by us or one of our subsidiaries, subject to any deduction limitation under section 162(m). This amount of income will be subject to income tax withholding and employment taxes.

•

Restricted Stock. An award holder will not be subject to tax upon receipt of an award of shares subject to forfeiture conditions and transfer restrictions (restrictions) under the Plan. Unless a participant who receives an award of restricted common stock makes an election under Section 83(b) of the Code as described below, upon lapse of the restrictions, the award holder will recognize ordinary income equal to the fair market value of the shares on the date of lapse (less any amount he or she may have paid for the shares), and such income will be subject to income tax withholding and employment taxes. Also, such amount will generally be deductible by us or one of our subsidiaries, subject to any deduction limitation under section 162(m). The basis in the shares received will be equal to the fair market value of the shares on the date the restrictions lapse, and the holding period in such shares begins on the day after the restrictions lapse. If any dividends are paid to the award holder on such shares prior to the lapse of the restrictions, they will be includible in his or her income during the restricted period as additional compensation (and not as dividend income) and will be subject to income tax withholding and employment taxes. If the Compensation Committee in its sole discretion permits a participant to make a Section 83(b) election, the participant will recognize ordinary income on the date the shares are awarded. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest.

•	Restricted Stock Units/Performance Awards. An award holder will not be subject to tax upon the grant of a restricted stock unit or performance award. Upon vesting of the restricted stock unit or performance award, the fair market value of the shares covered by the award on the vesting date will be subject to employment taxes. Upon distribution of the cash and/or shares underlying the restricted stock units or performance awards, the award holder will recognize as ordinary income an amount equal to the cash and/or fair market value (measured on the distribution date) of the shares received, and such amount will generally be deductible by us or one of our subsidiaries, subject to any deduction limitation under section 162(m). This amount of income will generally be subject to income tax withholding on the date of distribution. The basis in any shares received will be equal to the fair market value of the shares on the date of distribution, and your holding period in such shares will begin on the day following the date of distribution. If any dividend equivalent amounts are paid, they will be includible in ordinary income as additional compensation (and not as dividend income) and will be subject to income and employment tax withholding.

•	Disposition of Shares. Unless stated otherwise above, upon the subsequent disposition of shares acquired under any of the preceding awards, the award holder will recognize capital gain or loss based upon the difference between the amount realized on such disposition and the basis in the shares, and such amount will be long-term capital gain or loss if such shares were held for more than 12 months. Capital gain is generally taxed at a maximum rate of 15% if the property is held more than one year.

•	Withholding. Aleris has the right to deduct from any cash payment to be made to the participant, pursuant to the Restated 2004 Plan or otherwise an amount equal to the amount of the minimum statutory amount to satisfy all federal, state or local taxes, domestic or foreign, required by law or regulation to be withheld, based on the tax rates then in effect or the tax rates that we reasonably believe will be in effect for the applicable tax year, and the Compensation Committee may provide in an award agreement at the time of grant or thereafter, that the participant may elect to reduce the number of shares of common stock deliverable pursuant to the Restated 2004 Plan by an amount which would have a fair market value equal to the amount of the such taxes. The Compensation Committee may permit participants to satisfy all or a portion of the minimum statutory withholding requirement by having shares withheld from the award.

•	Performance-Based Exception. Under section 162(m) of the Code, Aleris may deduct, for federal income-tax purposes, compensation paid to its chief executive officer and four other most highly compensated executive officers only to the extent that such compensation does not exceed $1,000,000 for any such individual during any year, excluding compensation that qualifies as “performance-based compensation.” The Restated 2004 Plan is intended to include features necessary for income from stock options and other performance-based awards under the Restated 2004 Plan to qualify as “performance-based compensation.” To allow Aleris to so qualify such compensation, Aleris is seeking stockholder approval of the Restated 2004 Plan and the material terms of the performance objectives of the performance awards as well as its awards of options.

Effect on Earnings

The following summarizes the effect on Aleris’s earnings of the grant of awards under the Restated 2004 Plan. Grants of stock options will result in a charge to pretax earnings on the date of grant equal to the value of the options using the fair-value-based method, which is recognized over the stock options’ vesting period. Grants of stock appreciation rights generally result in a pretax charge over the vesting period using the fair-value-based method at the date of grant, and is adjusted for changes in the fair value in the period in which the change occurs. Grants of time-based restricted stock result in a charge to pretax earnings over the restriction period for the fair market value of the stock at the date of grant. Grants of performance shares or units result in a charge to pretax earnings over the performance period for the fair market value of the stock on the date of the grant. Changes based on management’s estimates of the likelihood of satisfying the performance criteria are recorded in the period in which such change occurs.

Awards For Non-U.S. Employees

To comply with the laws in other countries in which Aleris or its subsidiaries operate or may operate or have employees, directors, or third-party service providers, the Compensation Committee may establish sub-plans under the Restated 2004 Plan and modify the terms of awards made to such employees and directors.

Termination, Amendment and Other Terms of the Restated 2004 Plan

Options and stock appreciation rights are not transferable except as provided by will or the laws of descent and distribution or a qualified domestic relations order, or as the Compensation Committee may determine at or after grant. Restricted stock, restricted stock units and performance awards are not transferable until their restrictions lapse. Aleris’s Board of Directors has the right to terminate or amend the Restated 2004 Plan at any time so long as doing so does not impair or adversely alter any outstanding awards or shares acquired under the Restated 2004 Plan without the award holder’s consent or as otherwise necessary to comply with section 409A of the Code. Notwithstanding the foregoing, Aleris’s Board of Directors may not amend the Restated 2004 Plan absent stockholder approval to the extent such approval is required by applicable law, regulation or stock exchange requirement. In the absence of any earlier termination, the Restated 2004 Plan will terminate on the tenth anniversary of the date it was first adopted by the Board of Directors on September 23, 2004.

Restated 2004 Plan Benefits

No awards or benefits have been granted under the pending Restated 2004 Plan. Future benefits under the pending Restated 2004 Plan are not currently determinable. However, the following table shows the benefits actually awarded in fiscal 2005 to the individuals below as if the Restated 2004 Plan were in effect.

New Plan Benefits

Restated 2004 Plan

Name and Position	Number of Options	Restricted Stock	Performance Shares(1)
Steven J. Demetriou	0	25,000	60,535
Michael D. Friday	0	5,000	13,292
John J. Wasz	0	5,000	13,161
Christopher R. Clegg	0	3,500	8,975
Sean M. Stack	0	3,500	8,975
Executive Group	0	43,250	109,282
Non-Executive Director Group	0	15,736	0
Non-Executive Officer Group	0	14,500	27,956

(1)	Represents performance share units awarded to Messrs. Demetriou, Friday, Wasz, Clegg, Stack, the Executive Group, and the Non-Executive Officer Group in the amounts of 50,000, 10,000, 10,000, 7,000, 7,000, 86,500, and 22,000, respectively, and performance units granted as Special Incentive Awards that are payable in shares of the Company’s common stock granted to Messrs. Demetriou, Friday, Wasz, Clegg, Stack, the Executive Group, and the Non-Executive Group in the amounts of 10,535, 3,292, 3,114, 1,975, 1,975, 28,843 and 5,956, respectively. See “Compensation of Executive Officers—Long Term Incentive Plans Awards in 2005.” The terms of these awards of performance share units and performance units provide that the Compensation Committee shall determine whether financial targets under the award have been met for the performance period.

Request for Approval

Stockholder approval of the Restated 2004 Plan, including the increase of shares that may be issued with respect to awards granted pursuant to the Restated 2004 Plan and the material terms of the performance objectives of performance awards intended to qualify as performance-based compensation and stock options is being sought in order to allow Aleris to qualify certain compensation received thereunder as “performance-based compensation” under section 162(m) of the Code and to comply with current listing requirements for the New York Stock Exchange. If Stockholder approval of the Restated 2004 Plan is obtained, Aleris will be entitled to a deduction to the extent permitted under section 162(m) of the Code.

The Aleris Board of Directors recommends that Stockholders vote “FOR” the proposal to approve the Amended and Restated Aleris International, Inc. 2004 Equity Incentive Plan.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee approved the engagement of the firm of Ernst & Young LLP as the independent registered public accounting firm for our Company and its subsidiaries for fiscal year 2006, and directed that this engagement be submitted to the Stockholders of Aleris for ratification. In recommending ratification by the Stockholders of the engagement, the Board of Directors is acting on the recommendation of the Audit Committee, which has satisfied itself as to the firm’s professional competence and standing. Although ratification by Stockholders of the engagement of Ernst & Young LLP is not required by Delaware corporate law or Aleris’s Certificate of Incorporation, as amended, or its Bylaws, the Board of Directors believes that a decision of this nature should be made with the consideration of Aleris’s Stockholders. If Stockholder ratification is not received, the Board of Directors and management will reconsider the engagement.

One or more representatives of Ernst & Young LLP are expected to be present at the 2006 Annual Meeting of Stockholders and to be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at the Annual Meeting if they desire to do so. The Board of Directors recommends a vote FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm. A majority of the votes cast are required to approve the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm.

For information on the fees and services of Ernst & Young LLP during 2005, refer to “Independent Registered Public Accounting Firm Fees and Services,” elsewhere in this Proxy Statement.

VOTING AND PRINCIPAL STOCKHOLDERS

At March 27, 2006, there were outstanding 31,320,973 shares of common stock that were held of record by 348 stockholders. Holders of common stock have no appraisal or similar rights with respect to any of the matters being voted on at the Annual Stockholders Meeting.

The following table sets forth certain information as of March 27, 2006, with regard to the beneficial ownership of common stock by (i) all persons known by us to be the beneficial owner of more than 5% of our outstanding common stock; (ii) each director and nominee for director; (iii) each “named executive officer,” as that term is defined in Item 402(a)(3) of SEC Regulation S-K; and (iv) all current executive officers and directors as a group.

Name of Beneficial Owner(1)	Number Of Shares	Shares Underlying Options Exercisable Within 60 Days	Total Beneficial Ownership	Percent of Class
Brahman Capital Corp.(2) 350 Madison Avenue New York, New York 10017	2,831,600	—	2,831,600	9.04%
Steven J. Demetriou	183,718	103,800	287,518	*
John E. Balkcom(3)	8,908	29,000	37,908	*
C. Frederick Fetterolf	26,734	-0-	26,734	*
John E. Grimes	9,706	20,000	29,706	*
Dale V. Kesler	7,343	16,000	23,343	*
Larry E. Kittelberger	27,905	-0-	27,905	*
Paul E. Lego	26,552	-0-	26,552	*
John E. Merow	21,309	30,562	51,871	*
Hugh G. Robinson	5,792	12,000	17,792	*
Michael D. Friday	58,056	20,833	78,889	*
John J. Wasz	43,523	74,001	117,524	*
Christopher R. Clegg	42,791	13,033	55,824	*
Sean M. Stack	33,968	10,433	44,401	*
All Executive Officers and Directors as a group (14 persons, including current executive officers and directors)	533,005	352,095	885,100	2.82%

*	Less than 1%

(1)	Except as otherwise indicated, the persons named in the table possess sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Includes shares of common stock held by spouses and minor children of such persons and corporations in which those persons hold a controlling interest.

(2)	Based solely on information reported in a Schedule 13G by Brahman Capital Corp, Brahman Management LLC, Peter A. Hochfelder, Robert J. Sobel and Mitchell A. Kuflik filed with the SEC on February 14, 2006.

(3)	Number of shares owned includes shares in Mr. Balkcom’s KEOGH account and shares held by spouse.

EXECUTIVE OFFICERS

Set forth below is the name, age and position, followed by a brief description of the business experience during at least the past five years, for each of the executive officers of Aleris.

Name	Age	Position
Steven J. Demetriou	47	Chairman of the Board and Chief Executive Officer
Michael D. Friday	54	Executive Vice President and Chief Financial Officer
John J. Wasz	45	Executive Vice President and President, Aleris Rolled Products
Christopher R. Clegg	48	Senior Vice President, General Counsel and Secretary
Sean M. Stack	39	Senior Vice President, Treasurer and Corporate Development
Robert R. Holian	53	Senior Vice President and Controller

For a description of Mr. Demetriou’s business experience, refer to “Election of Directors—Directors Continuing in Office” elsewhere in this Proxy Statement.

Michael D. Friday – Michael D. Friday has served as Executive Vice President and Chief Financial Officer of Aleris since the CII/IMCO Merger. Prior to that time, Mr. Friday served as Executive Vice President and Chief Financial Officer of Commonwealth. Prior to joining Commonwealth in June 2004, Mr. Friday served as Executive Vice President and Chief Financial Officer of Noveon, Inc. from 2001 to 2004. From 1997 to 2001, Mr. Friday served as Vice President—Finance, Business Development and Information Technology at BFGoodrich Performance Materials. From 1994 to 1997, Mr. Friday was Vice President of Finance for The Little Tikes Company, a unit of Rubbermaid, Inc. Mr. Friday began his career with the General Electric Company in 1974, where he served in a variety of increasingly responsible financial management capacities.

John J. Wasz – John J. Wasz has served as Executive Vice President and as President—Aleris Rolled Products since the CII/IMCO Merger. Prior to that time, from 2000, he served as Executive Vice President and President of Alflex (a former subsidiary of Commonwealth), and prior to that Mr. Wasz held the position of Vice President of Alflex Operations. Additionally, Mr. Wasz served in several other capacities within Commonwealth, including Vice President of Materials; Vice President of Marketing and Sales; Distribution Marketing Manager; and Regional Manager.

Christopher R. Clegg – Christopher R. Clegg has served as Senior Vice President, General Counsel and Secretary of Aleris since the CII/IMCO Merger. Prior to that time, Mr. Clegg was Vice President, General Counsel and Secretary of Commonwealth. Before joining Commonwealth in June 2004, he had served as Senior Vice President, General Counsel and Secretary of Noveon, Inc. since March 2001. Mr. Clegg had served as Vice President-Legal for the Performance Materials Segment of BF Goodrich Company since 1999. Before assuming that position, Mr. Clegg served as Senior Corporate Counsel for Goodrich Aerospace since May 1991. Prior to joining Goodrich, Mr. Clegg was a corporate lawyer in private practice with the law firms of Squire, Sanders & Dempsey in Cleveland, Ohio and Perkins Coie in Seattle, Washington.

Sean M. Stack – Sean M. Stack has served as Senior Vice President, Treasurer and Corporate Development of Aleris since the CII/IMCO Merger. Prior to that time Mr. Stack was Vice President and Treasurer of Commonwealth. Prior to joining Commonwealth in June 2004, he had served as Vice President and Treasurer of Noveon, Inc., beginning in March 2001. Prior to joining Noveon, Mr. Stack served as Vice President and Treasurer for Specialty Foods Corporation from May 1996 to December 2000. Mr. Stack joined Specialty Foods as Assistant Treasurer in 1996. Prior to that, he was a Vice President at ABN AMRO Bank in commercial and investment banking.

Robert R. Holian – Robert R. Holian has served as Senior Vice President and Controller of Aleris since 1999. He joined the Company in May 1990 as director of financial analysis and planning. He was named Controller in 1992, and became a Vice President in 1994. Prior to joining Aleris, Mr. Holian held various financial positions at Maxus Energy Corp. and Diamond Shamrock Corporation.

COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

The Compensation Committee of the Board of Directors of Aleris (Committee) comprises four outside directors who are neither current nor former employees of Aleris. The Committee has furnished the following report on executive compensation. The report documents the components of Aleris’s executive officer compensation programs, and describes the compensation philosophy on which 2005 compensation determinations were made by the Committee with respect to the executive officers of Aleris, including the Chief Executive Officer and the other executive officers that are named in the Summary Compensation Table contained in this Proxy Statement.

Compensation Philosophy and Overall Objectives of Executive Compensation Programs

It is Aleris’s philosophy that executive compensation should be directly linked to improvements in corporate performance and the creation of long-term stockholder value. The Committee has adopted the following objectives as guidelines for compensation decisions:

•	Provide a competitive total executive compensation package that enables Aleris to attract and retain key executives,

•	Ensure that all pay programs are aligned with Aleris’s annual and long-term business objectives and strategy, and

•	Provide variable compensation opportunities that are directly linked with the performance of Aleris.

In 2005, as in prior years, the Committee engaged an independent compensation consultant to assist the Committee in its deliberations in determining 2005 compensation awards. During 2005, Aleris’s executive compensation program consisted of four components: (1) base salary, (2) a one-time award for individual accomplishments in achieving specific Company goals, (3) an annual incentive award based on overall Company performance and business unit performance, and (4) a long-term performance incentive award that is intended to support the achievement of superior results over time and to align executive officer and stockholder interests. The Committee has the discretion to adjust or modify the final awards of the second and third components of the executive compensation program.

Cash Compensation

Cash compensation components include base salary and Aleris’s annual incentive compensation plan cash awards. The base salary for each of the executive officers is determined by an evaluation of the position responsibilities, and by comparison to the 50th percentile of salaries paid in the competitive market in which Aleris competes for comparable executive ability and experience. Annually, the performance of each executive officer is reviewed by the Committee and, in the case of the other officers, by the Chief Executive Officer, taking into account Aleris’s operating and financial results for that year, the contribution of each executive officer to these results, the achievement of goals established for each executive officer at the beginning of each year and competitive salary levels for persons in those positions in the markets in which Aleris competes. To assist in its deliberations, the Committee is advised by an independent compensation consultant, retained by the Committee, in compiling comparable salary and incentive compensation information for a number of representative companies. Following its review of the performance of the executives, the Committee reports their recommendations for salaries and incentive awards to the Board of Directors. On December 14, 2005, the Committee approved 2006 base salaries for the Company’s officers.

In 2004, following approval by its stockholders, Aleris adopted the Aleris International, Inc. 2004 Annual Incentive Compensation Plan (Incentive Plan). The Committee believes that the Incentive Plan should be the principal short-term incentive plan for providing cash bonus opportunities for Aleris’s executives, contingent upon profitability of operating results.

Cash bonus awards for 2005 totaling $1,587,375 were made to the executive officers other than Mr. Demetriou in accordance with the metrics approved in December 2004 under the Incentive Plan. The metrics include EBITDA, reduction of working capital and certain performance goals. The Committee will continue to review and modify the performance goals for the Incentive Plan as necessary in order to make overall Aleris objectives and expectations compatible with the Plan’s objectives of reasonableness, achievability and consistency. In February 2006, the Committee approved metrics for 2006 under the Incentive Plan that also include EBITDA, reduction of working capital, individual objectives, and in the case of some individuals, certain business unit performance goals.

Special Incentive Awards

On December 14, 2005, the Committee approved special acquisition incentive awards for a group of management employees, which includes the executive officers, that related to Company acquisitions made in 2005. The award for each executive officer included a cash grant in 2005 and a grant of performance units payable in cash and shares of the Company’s common stock granted under the 2004 Plan. The performance units portion of the award vest upon the attainment of specific levels of annualized synergies in each of 2006 and 2007 attributable to the 2005 acquisitions. The Committee granted the executive officers of Aleris an aggregate of $615,039 in cash in 2005. The Committee also granted to such officers performance units payable, if all performance targets are met, in an aggregate of 21,860 shares of the Company’s common stock and an aggregate of $625,615 in cash.

Long-Term Incentives

The Committee believes that it is important to align the interests of Aleris’s executive officers and other key management personnel responsible for the growth of Aleris with the interests of Aleris’s stockholders. The Committee believes that this is best accomplished through the provision of stock-based and cash-based long-term incentives that align themselves to enhancing Aleris’s value.

In 2004, the Board of Directors adopted, and the stockholders approved, the 2004 Plan that was subsequently amended in February 2005. The 2004 Plan, along with other existing Aleris equity compensation plans, grants the Committee authority to make awards of equity-based incentives in order to attract and retain key employees for the Company. In December 2005, a total of 43,250 shares of restricted stock, and performance share units payable up to a maximum of 86,500 shares of the Company’s common stock were granted under the 2004 Plan to the executive officers of Aleris. The restricted stock awards made at that time were three-year cliff-vesting time based grants. For the 2005 awards of performance share units, a portion will vest based on the attainment of target levels of merger synergies achieved as a result of the CII/IMCO Merger attained through December 31, 2008, and a portion will vest based on the attainment of certain return on capital employed targets prior to December 31, 2008.

The Committee will continue to review long-term incentives and make recommendations, where it deems appropriate, to the Board of Directors from time to time, to assure that the officers and other key employees are appropriately motivated and rewarded based on the long-term financial success of Aleris.

Chief Executive Officer Compensation

In 2005, the compensation of Steven J. Demetriou, the Chairman and Chief Executive Officer, was determined by the Committee after considering the information provided by an independent compensation consultant retained by the Committee. In determining Mr. Demetriou’s compensation, the Committee considered (i) performance metrics established by the Aleris Board of Directors after the CII/IMCO Merger transaction, (ii) operating and financial results for 2005 for the Company, and (iii) Mr. Demetriou’s individual performance and contribution relative to those results. In December 2005, the Committee recommended, and the Board approved, Mr. Demetriou’s annual base salary of $850,000, and a long-term incentive grant of a total of 25,000 shares of restricted stock and performance share units to convert to 50,000 shares of the Company’s common stock. The shares of restricted stock granted to Mr. Demetriou are three-year cliff-vesting time-based grants. For the performance share units, a portion will vest based on the attainment of target levels of merger synergies achieved as a result of the CII/IMCO Merger attained through December 31, 2008, and a portion will vest based on the attainment of certain return on capital employed targets prior to December 31, 2008. See “Long-Term Incentives” above. Mr. Demetriou received a cash bonus award for 2005 of $1,360,000 under the Incentive Plan in accordance with the metrics approved in December 2004, including EBITDA, reduction of working capital and certain performance goals. Mr. Demetriou received a special incentive award consisting of a cash bonus of $297,000 paid in 2005. He also received an award of performance units payable in a cash amount of up to $301,500 and a share amount up to 10,535 shares of the Company’s common stock. These performance units vest upon the attainment of specified levels of annualized synergies in each of 2006 and 2007 attributable to the 2005 acquisitions. See “Special Incentive Awards” above.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code disallows a corporation’s tax deduction for compensation paid to its chief executive officer and its named executive officers in excess of $1,000,000 per person. Performance-based compensation and certain other compensation are not subject to this deduction limitation. Aleris reviews its compensation plans to minimize potential adverse effects of this legislation. The Committee will consider recommending such steps as may be required to qualify either annual or long-term incentive compensation as performance-based. However, the Committee reserves the authority to award non-deductible compensation under circumstances they consider appropriate and has not adopted a policy that all compensation must be deductible.

Summary

As a result of the concepts incorporated into Aleris’s compensation program, the Committee believes that the total compensation program for executive officers is competitive with the compensation programs provided by other corporations with which Aleris competes, is well-designed to provide opportunities to participants that are consistent with the expectations of the Board of Directors, and serves the interests of the stockholders of Aleris.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors,

John E. Balkcom (Chairman)

Larry E. Kittelberger

Paul E. Lego

Hugh G. Robinson

April 13, 2006

The Compensation Committee Report will not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933 (the Securities Act) or the Securities Exchange Act of 1934 (the Exchange Act), except to the extent that Aleris specifically incorporates this information by reference, and will not otherwise be deemed filed under these Acts.

COMPENSATION OF EXECUTIVE OFFICERS

Summary of Cash and Certain Other Compensation

The following table provides certain summary information for 2005 and 2004 concerning compensation paid or accrued by the Company to or on behalf of (i) the individuals who served as our chief executive officer during 2005 and (ii) the four most highly-compensated executive officers of the Company (other than the chief executive officer) who were serving as executive officers at December 31, 2005.

SUMMARY COMPENSATION TABLE

		Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year(1)	Salary		Bonus(2)(3)		Other Annual Compensation(4)	Restricted Stock Award(s)($)(5)	Securities underlying Options/SARs(#)	All Other Compensation(6)
Steven J. Demetriou Chairman of the Board and Chief Executive Officer	2005 2004	$ $	800,000 52,308	$ $	1,657,000 750,000	$137,529 0	$861,500 $808,500	0 262,500	$144,878 $ 6,253

Michael D. Friday Executive Vice President and Chief Financial Officer	2005 2004	$ $	375,000 24,519	$ $	570,938 250,000	$ 22,296 0	$172,300 $192,500	0 62,500	$ 52,179 $ 281

John J. Wasz Executive Vice President and President, Rolled Products	2005 2004	$ $	360,000 23,538	$ $	548,100 489,600	$ 13,640 0	$172,300 $192,500	0 62,500	$ 66,750 $ 179

Christopher R. Clegg Senior Vice President, General Counsel and Secretary	2005 2004	$ $	275,000 17,981	$ $	336,188 150,000	$ 25,701 0	$120,610 $120,120	0 39,100	$ 34,549 $ 144

Sean M. Stack Senior Vice President, Treasurer and Corporate Development	2005 2004	$ $	225,000 14,702	$ $	246,938 89,250	$ 18,264 0	$120,610 $ 97,020	0 31,300	$ 26,328 124

(1)	Information for Messrs. Demetriou, Friday, Wasz, Clegg and Stack is from December 9, 2004, the date they became executive officers of Aleris, through December 31, 2004.

(2)	Does not include grants of performance units as special acquisition incentive awards. See “Long-Term Incentive Plans—Awards in 2005.”

(3)	Represents cash bonuses awarded by the Compensation Committee in December 2005 as special acquisition incentive awards for acquisitions completed in 2005 for Messrs. Demetriou, Friday, Wasz, Clegg and Stack in the amounts of: $297,000, $92,813, $89,100, $55,688, and $55,688, respectively, and cash bonuses awarded by the Compensation Committee in February 2006 for targets achieved in 2005 under the Aleris International, Inc. 2004 Incentive Compensation Plan for Messrs. Demetriou, Friday, Wasz, Clegg and Stack in the amounts of: $1,360,000, $478,125, $459,000, $280,500, and $191,250, respectively.

(4)	Includes (a) fees for financial advisory services in 2004 and 2005 for Mr. Demetriou and in 2005 for Messrs. Demetriou, Wasz, Clegg and Stack in the amounts of $15,637, $13,640, $25,701, and $18,264, respectively, (b) fees for financial advisory services and an executive physical in 2005 in the amount of $22,296 for Mr. Friday, and (c) fees for club membership in 2005 in the amount of $121,892 for Mr. Demetriou. Fees for financial advisory services and the club membership include an amount for the payment of applicable income taxes.

(5)	Represents restricted stock grants or restricted stock unit awards under award agreements under Company equity compensation plans. We are required to use the closing price per share of our common stock (according to the NYSE composite tape) on the date of grant of the restricted stock or restricted stock unit awards shown in the table above ($34.46 on December 14, 2005 and $15.40 on December 15, 2004) for the grants made on those dates for valuation purposes under this column. Shares of restricted stock cannot be sold or pledged and are subject to forfeiture during their restriction periods. The terms of certain restricted stock awards provide that dividends may be paid on the shares of restricted stock granted. The vesting periods for shares of restricted stock and restricted stock units granted to executive officers are not less than three years from the date of grant. Based on the last reported sales price on the NYSE composite tape on December 30, 2005 of $32.24 per share, Mr. Demetriou’s restricted stock holdings had a value of $4,688,244; Mr. Friday’s restricted stock holdings had a value of $1,659,038; Mr. Wasz’s restricted stock holdings had a value of $1,314,070; Mr. Clegg’s restricted stock holdings had a value of $1,240,176; and Mr. Stack’s restricted stock holdings had a value of $972,842.

(6)	Represents (a) compensation paid or accrued pursuant to our executive individual and group life and health insurance programs, (b) Company contributions to the Commonwealth Industries, Inc. Cash Balance Plan, (c) Company match contributions under the Commonwealth Industries, Inc. 401(k) Plan in the amount of $6,300 for each of Messrs. Demetriou, Friday, Wasz, Clegg and Stack, and (d) compensation accrued in 2004 and paid in 2005 pursuant to our Retirement Benefit Restoration Plan. See “Benefits Plan” and “Retirement Benefit Restoration Plan.”

Stock Option Grants, Exercises and Holdings

In 2005, there were no grants of stock options to individuals named in the summary compensation table above.

The following table provides information with respect to the individuals named in the summary compensation table above concerning stock options exercised by them in 2005, and their exercisable and unexercised options held as of the end of fiscal 2005 under our stock option plans:

AGGREGATED OPTION EXERCISES IN 2005 AND DECEMBER 31, 2005 OPTION VALUES

			Exercisable		Unexercisable
Name	Shares acquired on exercise(#)	Value realized(1)	Number of shares underlying unexercised options at 12/31/05(#)	Value of unexercised in-the-money options at 12/31/05($)(2)	Number of shares underlying unexercised options at 12/31/05(#)	Value of unexercised in-the-money options at 12/31/05($)(2)
Steven J. Demetriou	—	—	103,800	$1,858,718	338,000	$6,288,174
Michael D. Friday	—	—	20,833	$350,828	102,792	$2,011,214
John J. Wasz	79,870	$1,162,528	74,001	$1,539,930	99,195	$1,929,504
Christopher R. Clegg	—	—	13,033	$219,476	66,817	$1,258,247
Sean M. Stack	—	—	10,433	$175,692	53,467	$1,049,823

(1)	Value realized is calculated based on the difference between the option exercise price and the closing market price of the common stock on the date of exercise, multiplied by the number of shares to which the exercise relates.

(2)	Value based on the difference between the option exercise price and the last reported sale price of our common stock on the NYSE composite tape on Friday, December 30, 2005 ($32.24), multiplied by the number of shares underlying options.

Long-Term Incentive Plans—Awards in 2005

The following table shows (a) the portion of performance units payable in shares of the Company’s common stock and (b) the performance share unit awards granted in 2005 to the individuals named in the summary compensation table above under the 2004 Plan,

Name	Number of Shares, Units or Other Rights (#)	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts under Non-Stock Price Plan
			Threshold (#)	Target ( #)	Maximum (#)
Steven J. Demetriou	5,189(1)	January 1, 2006 – December 31, 2006	0	5,189	5,189
	5,346(1)	January 1, 2007 – December 31, 2007	0	5,346	5,346
	50,000(2)	January 1, 2005 – December 31, 2008	0	25,000	50,000

Michael D. Friday	1,621(1)	January 1, 2006 – December 31, 2006	0	1,621	1,621
	1,671(1)	January 1, 2007 – December 31, 2007	0	1,671	1,671
	10,000(2)	January 1, 2005– December 31, 2008	0	5,000	10,000

John J. Wasz	1,557(1)	January 1, 2006 – December 31, 2006	0	1,557	1,557
	1,604(1)	January 1, 2007 – December 31, 2007	0	1,604	1,604
	10,000(2)	January 1, 2005 – December 31, 2008	0	5,000	10,000

Christopher R. Clegg	973(1)	January 1, 2006 – December 31, 2006	0	973	973
	1,002(1)	January 1, 2007 – December 31, 2007	0	1,002	1,002
	7,000(2)	January 1, 2005 – December 31, 2008	0	3,500	7,000

Sean M. Stack	973(1)	January 1, 2006 – December 31, 2006	0	973	973
	1,002(1)	January 1, 2007 – December 31, 2007	0	1,002	1,002
	7,000(2)	January 1, 2005 – December 31, 2008	0	3,500	7,000

(1)	Represents that portion of the performance units granted as special incentive awards that are payable in shares of the Company’s common stock. The performance units vest upon the attainment of specific levels of annualized synergies in each of 2006 and 2007 attributable to the 2005 acquisitions. 2006 synergy targets may be attained in 2006 or 2007. The terms of the performance unit grants provide that the Compensation Committee will determine whether financial targets under the award have been met for the performance period.

(2)	Represents performance share units granted as long-term incentives under the 2004 Plan. The performance share units vest based on the attainment of target levels of merger synergies achieved as a result of the CII/IMCO Merger attained through December 31, 2008, and a portion will vest based on the attainment of certain return on capital employed targets prior to December 31, 2008. The terms of the performance share unit grants provide that the Compensation Committee will determine whether financial targets under the award have been met for the performance period.

Benefit Plans

In connection with the CII/IMCO Merger, Aleris assumed the Commonwealth Industries, Inc. Cash Balance Plan (Pension Plan), which provides benefits for eligible employees. Former Commonwealth officers and employees continue to participate under the Pension Plan. Through December 31, 1997, the Pension Plan was structured as a traditional defined benefit plan. Effective January 1, 1998, the present value of accrued benefits under the Pension Plan was converted to a cash balance formula.

Under the cash balance formula, each participant has an account, for recordkeeping purposes only, to which credits are allocated annually based upon a percentage (Percentage) of the participant’s base salary plus bonus paid in the prior year (Pensionable Earnings). The Percentage is determined by the age of the participant as of the participant’s birthday nearest to January 1 of the Pension Plan year for which benefit credit is applied. The following table shows the Percentage used to determine credits at the age indicated:

Age	Percentage
39 and under	3.5%
40 to 49	4.5%
50 to 54	6.0%
55 and older	8.0%

For the 2005 plan year, the applicable ages of Messrs. Demetriou, Friday, Wasz, Clegg, and Stack were 47, 54, 45, 48 and 39, respectively. Benefit credits are applied to each participant’s account who accrued 1,000 or more hours of service (as defined in the Pension Plan) for a plan year; however, if a participant experiences a Termination of Employment (as defined in the Pension Plan) for a plan year, the benefit credits would be applied to the account of such participant regardless of whether or not the participant accrues 1,000 hours or more of service during the plan year.

All balances in the accounts earn a fixed annual rate of interest, which is credited quarterly. The interest rate for a particular year is the lesser of the prior year’s average of the three-year U.S. Treasury securities or the rate on the thirty-year U.S. Treasury securities on November 1. In 2005, the interest rate was 2.72%.

At retirement or other termination of employment, an amount equal to the vested balance then credited to the account is payable to the participant in the form of an immediate or deferred lump sum or as an annuity.

The following table sets forth the estimated annual benefit payable to each of the individuals named in the summary compensation table above who were former Commonwealth employees, as a single life annuity at age 65 under the Pension Plan and includes pensionable earnings for each individual’s prior service with Commonwealth Industries, Inc. The projections contained in the table are based on the following assumptions:

•	Employment until age 65 at base salaries in effect at December 31, 2005 with no increase in salary to the extent the base salary plus annual bonus does not exceed the Omnibus Reconciliation Act of 1993 annual compensation limit, as adjusted with no increase in salary assumed;

•	Interest credits at the actual rates for all years through 2005, and the minimum rate of 4% for 2006 and later years; and

•	The conversion to a straight life annuity at normal retirement age based on an interest rate of 4% for years 2006 and beyond and the Group Annuity Reserve (GAR) 1994 Meld table setting forth generally accepted life expectancies.

Executive Officer	Total Annual Benefits
Steven J. Demetriou	$31,195
John J. Wasz	$58,500
Michael D. Friday	$20,250
Christopher R. Clegg	$29,622
Sean M. Stack .	$45,618

Retirement Benefit Restoration Plan

On February 23, 2005, the Compensation Committee recommended, and the Board of Directors approved, the adoption of the Aleris International, Inc. Retirement Benefit Restoration Plan effective as of January 1, 2005. The Benefit Restoration Plan is an unfunded, unsecured retirement plan for a select group of management employees, including Messrs. Demetriou, Friday, Wasz, Clegg and Stack.

The plan is designed to work in conjunction with the Aleris Retirement Savings Plan, the Commonwealth Industries, Inc. 401(k) Plan and the Commonwealth Industries, Inc. Cash Balance Plan (plans that are intended to be qualified under section 401(a) of the Internal Revenue Code). Once the IRS contribution limits and Company match limits under the respective retirement plan is attained each year, then a participant’s elected percentage of pre-tax and Company matching contributions are deposited into the Benefit Restoration Plan.

The Benefit Restoration Plan has a three-year vesting schedule, as outlined below:

Years of Participation Service	Vesting Percentage
Less than 1 year	0%
1 year	33%
2 years	67%
3 or more years	100%

The Company matching contributions include a “match” amount portion which is a maximum of 4% of the participant’s elected pre-tax contribution less the amount of employer matching contributions contributed to the participant’s account under the Commonwealth Industries, Inc. 401(k) Plan and, at the Company’s discretion, an “accrual” portion which is based on the percentage of a participant’s compensation contributed as an employer profit sharing contribution, if any, under the Aleris Retirement Savings Plan less, as applicable, the actual amount of such employer matching contribution made pursuant to the Aleris Retirement Savings Plan or any benefit credit under the Commonwealth Cash Balance Plan.

The following sets forth the total contributions for 2005 for the individuals named in the summary compensation table above for the Benefit Restoration Plan:

Name	Total Contribution for 2005
Steven J. Demetriou	$113,540
John J. Wasz	$ 49,959
Michael D. Friday	$ 31,347
Christopher R. Clegg	$ 17,899
Sean M. Stack	$ 12,246

Employment, Severance and Separation Arrangements

Employment Arrangements

The following chart represents annual salaries and target bonuses for the years 2005 and 2006 that have been approved by the Compensation Committee.

	2006 Base Salary	2006 Target Bonus (Percent of Base Salary)	2005 Base Salary	2005 Target Bonus (Percent of Base Salary)
Steven J. Demetriou	$850,000	100	$800,000	100
Michael D. Friday	$395,000	75	$375,000	75
John J. Wasz	$385,000	75	$360,000	75
Christopher R. Clegg	$290,000	60	$275,000	60
Sean M. Stack	$250,000	60	$225,000	50

Severance Agreements

In August 2005, the Company entered into Severance Agreements with each of Messrs. Demetriou, Friday, Wasz, Clegg, and Stack. Under the Severance Agreements, if the officer’s employment is terminated by Aleris during a two-year period following a future change in control event for any reason other than for cause, death, disability or certain retirement events, or if the officer resigns for good reason (as defined in the Severance Agreements), he will be entitled to severance compensation as follows:

•	a lump sum payment in an amount equal to three times (for Mr. Demetriou) or two times (for Messrs. Friday, Wasz, Clegg and Stack) the sum of his base salary (at the highest rate in effect for any period within the past twelve months prior to his termination date) plus the highest of (1) the target bonus for the fiscal year in which the change in control occurs, (2) the target bonus for the fiscal year in which the termination occurs or (3) the highest bonus earned by him in respect of the three fiscal years prior to the change in control;

•	a lump sum payment of a pro-rata portion of the annual bonus pay (based on the greater of (1) the target bonus for the fiscal year in which a change in control occurs and (2) the target bonus for the fiscal year in which the termination occurs) and any compensation previously deferred by the officer under any nonqualified plan;

•	continued welfare benefits for three years (for Mr. Demetriou) or two years (for Messrs. Friday, Wasz, Clegg and Stack) following his termination date; and

•	reimbursement for any excise tax liability imposed by Section 4999 of the Internal Revenue Code, or any interest or penalties incurred with respect to such excise tax in an amount such that after payment by the respective officer of all taxes, that officer retains an amount equal to the amount of the excise tax.

In addition, in the absence of any change in control, if the officer’s employment is terminated by Aleris without cause (as defined in the Severance Agreement, and in the case of Mr. Wasz, following certain relocation requests), he will be entitled to severance compensation as follows:

•	a lump sum payment in an amount equal to two times (for Mr. Demetriou) or one-and-one-half times (for Messrs. Friday, Wasz, Clegg and Stack) the sum of his base pay plus his target bonus; and

•	continued welfare benefits for 24 months (for Mr. Demetriou) or 18 months (for Messrs. Friday, Wasz, Clegg and Stack) following his termination date.

STOCK PRICE PERFORMANCE GRAPH

The following performance graph compares yearly percentage changes over a five-year period in the cumulative total stockholder returns on the Company’s common stock. These returns are measured by dividing:

(i)	the sum of (a) the cumulative dividends for the measurement period and (b) the difference between the common stock share price at the end and the beginning of the measurement period, by

(ii)	the common stock share price at the beginning of the measurement period.

These returns have been compared in the table below with cumulative total returns (assuming reinvestment of dividends) of (1) The Standard and Poor’s 500 Index and (2) The Standard and Poor’s Small Cap 600 Index (which includes the Company). We are not aware of any published industry or line-of-business index applicable to our Company, and we do not believe we can reasonably identify an indicative peer group. For these reasons, we use The Standard and Poor’s Small Cap 600 Index as the best indicator of stock market performance that is specifically applicable to the Company, since the Company is included in this index and it reflects stock market performance of companies having similar market capitalizations (median market value of included companies of $691 million at April 1, 2006).

*	$100 invested on 12/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright© 2006, Standard & Poor’s a division of the McGraw-Hill Comparies, Inc. All right reserved. www.researchdatagroup.com/S&P.htm

	12/00	12/01	12/02	12/03	12/04	12/05
ALERIS INTERNATIONAL, INC.	100.00	134.59	153.04	186.16	318.49	606.87
S & P 500	100.00	88.12	68.64	88.33	97.94	102.75
S & P SMALLCAP 600	100.00	106.54	90.95	126.23	154.82	166.71

The foregoing graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these Acts.

AUDIT COMMITTEE REPORT TO STOCKHOLDERS

This Audit Committee Report to Stockholders is not “soliciting material” and is not considered “filed” with the SEC. It is not to be incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof, and irrespective of any general incorporation language in any such filing.

Management is responsible for the Company’s financial reporting process, including its internal accounting and financial controls, its disclosure controls and procedures, the internal audit function, and compliance with the Company’s legal and ethics programs, as well as the preparation of consolidated financial statements in conformity with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for the issuance of a report on those financial statements. The Audit Committee has relied on management’s representation that the financial statements have been prepared with objectivity and in conformity with accounting principles generally accepted in the U.S., and on the representations of the independent registered public accounting firm included in its report on the Company’s financial statements. It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. The Audit Committee’s responsibility is to monitor these processes and report our findings to the full Board.

In this context, the Audit Committee has met and held discussions, both separately and jointly, with management, the Company’s internal auditors and Ernst & Young LLP, the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s audited consolidated financial statements as of and for the year ended December 31, 2005 were prepared in accordance with generally accepted accounting principles. The Committee has reviewed and discussed the audited consolidated financial statements in the Company’s annual report on Form 10-K with management and Ernst & Young LLP, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant adjustments, and the clarity of disclosures in the financial statements. Ernst & Young LLP has discussed with the Audit Committee and provided written disclosures to the Committee members on (1) that firm’s independence as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and (2) the matters required to be communicated by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees). The Audit Committee met with the Company’s internal auditors to review and discuss plans regarding the scope of work and findings of internal audit reports and activities.

The Committee discussed with the Company’s internal auditors and the independent registered public accounting firm the overall scope and plans for their respective activities. The Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the Audit Committee’s review of the audited consolidated financial statements, discussions with management and the independent registered public accounting firm, and its review of the representations of management and the report of Ernst & Young LLP to the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

Respectfully submitted by the members of the Audit Committee of the Board of Directors,

C. Frederick Fetterolf (Chairman)

John E. Balkcom

Dale V. Kesler

John E. Merow

April 13, 2006

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

Ernst & Young LLP has billed us aggregate fees of approximately $2.4 million for professional services rendered for the audit of our financial statements for the year ended December 31, 2005, the audit of our internal control over financial reporting for that year and for the reviews of our quarterly financial statements included in our Form 10-Qs in 2005. Fees for such audit services by Ernst & Young billed in the year ended December 31, 2004 were approximately $3.7 million.

In addition to retaining Ernst &Young LLP to audit our consolidated financial statements for 2005, Aleris retained Ernst & Young LLP to provide certain other auditing and advisory services in 2005. We understand the need for Ernst & Young LLP to maintain objectivity and independence in its audit of our financial statements.

The Audit Committee has adopted policies and procedures for pre-approving all non-audit work performed by Ernst & Young LLP. Specifically, the Audit Committee has pre-approved the use of Ernst & Young LLP for detailed, specific types of services within the following categories of non-audit services: merger and acquisition and financing transactions due diligence and audit services; tax services; employee benefit plan audits; and reviews and procedures that the Company requests Ernst & Young LLP to undertake to provide assurances of accuracy on matters not required by laws or regulations. In each case, the Audit Committee has required management to report the specific engagements to the Committee on a quarterly basis.

The aggregate fees billed for professional services by Ernst & Young in 2005 and 2004 for these various services were:

Type of Fees	2005	2004
	(in thousands)
Audit Fees	$2,391	$3,674
Audit-Related Fees	94	191
Tax Fees	360	268
All Other Fees	0	42

Total	$2,845	$4,175

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees the Company paid Ernst & Young LLP for professional services for the audit of Aleris’s consolidated financial statements included in its Annual Report on Form 10-K, the audit of our internal control over financial reporting and the review of our quarterly financial statements included in our Form 10-Qs, as well as for services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements. “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of Aleris’s financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.

Our Audit Committee has adopted restrictions on our employing any Ernst & Young LLP partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other persons having responsibility for providing audit assurance on any aspect of their certification of the Company’s financial statements. The Audit Committee also requires key Ernst & Young LLP partners assigned to our audit to be rotated at least every five years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by them, including Forms 3, 4 and 5. We believe that, except for late filings by John Wasz involving (1) reporting ownership of a one-time contribution of 166 shares of Company stock under his account in the Company’s 401(k) Plan in June 2005; and (2) inheritance of 44 shares of Company stock in October 2005, all filing requirements applicable to our executive officers, directors and 10% stockholders were complied with during 2005. A Form 4 filing with respect to such transactions was filed by Mr. Wasz in April 2006.

2007 ANNUAL MEETING

The Board intends to hold our next Annual Meeting of Stockholders on or about May 17, 2007. A Proxy Statement and Notice of this meeting will be mailed to all stockholders approximately one month prior to that date. You may submit proposals, including director nominations, for consideration at future stockholder meetings.

For any stockholder proposal, including director nominations, to be eligible for inclusion in our Proxy Statement for the 2007 Annual Meeting of Stockholders, we must receive your proposal at our headquarters at 25825 Science Park Drive, Suite 400, Beachwood, Ohio 44122-7392 by December 15, 2006. All stockholder proposals of this nature must comply with our Bylaws and the Securities and Exchange Commission (SEC) Rule 14a-8 under the Exchange Act.

In addition, in order for a stockholder proposal, including director nominations, to be raised from the floor during next year’s Annual Stockholder’s Meeting, we must receive written notice about that proposal by no later than December 15, 2006 (120 days in advance of April 13, 2007) which will be the first anniversary of the date the Company’s Proxy Statement for the 2007 Annual Meeting of Stockholders was released to stockholders, and the proposal must contain the necessary information required by our Bylaws. A copy of our Bylaws is available on the Company’s webpage at http://www.aleris.com.

EXPENSES OF SOLICITATION

We expect to solicit proxies primarily by mail, but our directors, officers and regular employees may also solicit by personal interview, telephone or similar means. All expenses in connection with the solicitation of proxies will be borne by us. Arrangements will be made by us for the forwarding, at our expense, of soliciting materials by brokers, nominees, fiduciaries and other custodians to their principals.

OTHER MATTERS

The Board does not intend to bring any other business before the meeting and it is not aware that anyone else intends to do so. If any other business comes before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote as proxies in accordance with their best judgment.

Annex A

CHARTER OF THE

AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS OF

ALERIS INTERNATIONAL, INC.

Purpose

The Audit Committee is a committee of the Board of Directors of Aleris International, Inc. Its purpose is to:

•	Assist the Board in fulfilling its oversight responsibilities by:

o	Overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

o	Monitoring the integrity of financial information that will be provided to the Shareholders and others and the Company’s compliance with legal and regulatory requirements.

o	Reviewing areas of potential significant financial risk to the Company including evaluation of the system of internal controls and procedures for financial reporting which management and the Board of Directors has established.

o	Monitoring the qualifications and independence of the Company’s external auditors.

o	Monitoring the performance of the Company’s external auditors and internal auditing function.

o	Reporting on all such matters to the Board of Directors.

•	Prepare the report required by the rules of the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.

•	Be directly responsible for the appointment, compensation, retention and oversight of the Company’s external auditors.

While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and requirements of law. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness and legality of the accounting principles and reporting policies that are used by the Company. The external auditors are responsible for auditing the Company’s financial statements annually, for reviewing the Company’s unaudited interim financial statements and for reporting on certain matters to the Audit Committee.

MEMBERSHIP & MEETINGS

•	Committee members shall meet the requirements of the New York Stock Exchange (the “NYSE”), applicable rules and regulations of the SEC, and other applicable law, each as amended and in effect from time to time.

•	The Committee shall consist of not less than three members and all members must be directors of the Company, affirmatively determined by the Board of Directors to be independent as defined by NYSE requirements, applicable rules and regulations of the SEC, and other applicable law, each as amended and in effect from time to time.

Notwithstanding the foregoing, no member of the Committee may be an “affiliated person” of the Company or any of its subsidiaries as defined by SEC rules and regulations as in effect from time to time, or accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary thereof within the meaning of Rule 10A-3(b) under the Securities Exchange Act of 1934, as such rule or any successor thereto is in effect from time to time.

•	All members of the Committee shall be financially literate and able to read and understand fundamental financial statements.

•	At least one member of the Committee shall be determined by the Board to be an “audit committee financial expert” as that term is defined in Item 401 of SEC Regulation S-K, as amended and in effect from time to time. Disclosures concerning any financial experts serving on the Committee will be made in accordance with applicable SEC rules and regulations. Notwithstanding the foregoing, the failure of the Committee at any time to have such an “audit committee financial expert” serving on the Committee will not, by itself, render the Committee in violation of this charter, so long as the Board and Committee are attempting in good faith to find such a replacement audit committee financial expert to serve on the Board and Committee, and the Committee meets other requirements of the NYSE, SEC rules and regulations, and other applicable law.

•	The Committee shall meet at least four times each year.

•	The Committee should meet privately in executive session at least quarterly with the leader of the internal audit function (or any other officer of the Company having overall responsibility at the time in question for the Company’s internal auditing function) and the external auditors, to discuss any matters that the Committee believes should be discussed.

•	Director’s fees shall be the only compensation a Committee member shall be permitted to receive from the Company. Without limiting the foregoing, no member of the Committee may accept from the Company any consulting, advisory or other compensatory fees (other than director’s fees for service on the Company’s Board, this Committee, or other Board Committees).

DUTIES & RESPONSIBILITIES

General

•	Consider, in consultation with the external and internal auditors, the audit scope and plan for the Company.

•	Review with management and the external auditors the Company’s annual and quarterly financial results prior to release of earnings. Discuss certain matters required to be communicated to audit committees in accordance with Statement of Auditing Standards (SAS) No. 61.

•	Meet separately with each of management, the external auditors and the internal auditors, at least quarterly, to review the integrity of the Company’s financial statements and the Company’s compliance with legal and regulatory requirements, including a review of significant issues concerning litigation, contingencies, claims or assessments and material accounting issues that require disclosure in the financial statements. This review should include a discussion of recent FASB or other regulatory agency pronouncements that have a material impact on the organization.

•	While recognizing that the fundamental responsibility for the Company’s financial statements and disclosures rests with management:

o	Review analyses prepared by management and/or the external auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effect of alternative GAAP methods on the Company’s financial statements; and

o	Review and discuss with management and the external auditors filings with the SEC and other published documents containing the Company’s financial statements.

•	Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

•	Review the Company’s policies relating to compliance with laws and regulations; the Company’s Code of Business Conduct and Ethics; the Senior Executives’ Code of Ethics; officers’ expense accounts, perquisites, and use of corporate assets; certain conflicts of interest and the investigation of misconduct or fraud.

•	Review legal and regulatory matters that may have a material impact on the Company’s financial statements, the Company’s related compliance policies and programs and reports received from regulators.

•	Annually, prepare a report to the shareholders as required by the SEC. The report should be signed by each member of the Committee and included in the Company’s annual proxy statement.

•	State in the Company’s annual proxy statement that the Committee has adopted a written charter, and include a copy at least every three years (unless the charter is sooner modified).

•	Conduct an annual performance evaluation of the Committee.

•	Review the Committee charter annually and recommend modifications to the Board as needed.

•	Review earnings press releases, paying particular attention to any use of “pro forma” or “adjusted” non-GAAP information, and discuss financial information and earnings guidance provided to analysts and rating agencies.

•	Obtain advice and assistance, at the Company’s expense, from outside legal, accounting or other advisors, as appropriate, in the sole discretion of the Committee, and determine the fees to be paid to any such advisors.

•	Discuss guidelines and policies with respect to risk assessment and risk management, including discussion of the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•	Report regularly to the Board of Directors on any issues arising with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the qualifications, performance and independence of the external auditors, or the performance of the internal auditing function.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Committee may, from time to time as it deems appropriate, discuss with Company legal counsel matters that may have a material impact on the Company’s financial statements and compliance with legal requirements. The Committee shall receive any attorney’s report, required by law to be submitted to the Committee or the Board, of any evidence of a material violation of securities laws or breaches of fiduciary duty or similar violation by the Company or any agent thereof.

•	Review with management its fraud prevention practices.

It is the intention of the Company that the Committee will have the resources and authority necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants, as it deems appropriate. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

Management

•	Review and discuss with management and the external auditors the Company’s annual and quarterly financial statements and the “Management’s Discussion and Analysis” section of the Company’s annual and quarterly reports filed with the SEC.

•	Recognizing that the fundamental responsibility for the Company’s financial statements and disclosures rests with management, monitor major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and instances where management seeks second opinions on significant accounting matters.

•	Review management’s evaluation of the adequacy of the design and operation of the Company’s internal controls and procedures for financial reporting, any significant deficiencies or material weaknesses in such controls and procedures which could adversely affect the Company’s ability to timely record, process, summarize and report financial information required to be disclosed by the Company in the reports it files under the Securities Exchange Act of 1934, and the extent to which recommendations made by management, the external auditors and the internal auditors in light of any such deficiencies or weaknesses have been implemented.

•	Review periodically the adequacy and effectiveness of the Company’s internal control environment, including any significant changes or deficiencies in internal controls. The Committee will also review the annual attestation and report of the external auditors on management’s evaluation of the Company’s internal controls and procedures for financial reporting; in connection with this review, the Committee will obtain and discuss the following:

o	Reports from the Chief Executive Officer, the Chief Financial Officer and the Independent Auditors on any significant deficiencies in the design or operation of internal controls with the identification of any material weakness;

o	Any fraud or other irregularity (whether or not material) that involves management or other employees who have a significant role in the Company’s internal control environment; and

o	Management’s evaluation of the Company’s disclosure controls and procedures.

Internal Auditors

•	Review the services provided by the Company’s internal auditing function, including:

o	The planned scope for the internal audit program, its objectives, budget, and the staff required to attain these objectives.

o	Reports that detail the activities of the internal auditing function.

o	The working relationship between the internal auditing department and the external auditors.

o	The appointment, performance, compensation, and retention of the leader of the Company’s internal audit function (review and approve).

•	Provide for periodic quality assurance reviews to ensure that the internal auditing function is operating in accordance with The IIA’s Standards for the Professional Practice of Internal Auditing.

External Auditors

•	Retain and terminate the external auditors (subject, if applicable, to ratification by the Company’s shareholders).

•	Review and have sole authority to approve the annual external audit engagement fees and terms, as further described under “Preapproval of Audit and Non-Audit Services” below.

•	Review and approve in advance the scope of non-audit professional services to be performed by the external auditors (to the extent such non-audit services may lawfully be performed under applicable

SEC rules and regulations and other applicable law) as well as the related fees, and consider the possible effect that these services could have on the independence of the external auditors.

•	Review the qualifications, performance and independence of the external auditors; and to this end, obtain and review at least annually a report by the external auditors describing:

o	the external auditors’ internal quality control procedures;

o	any material issues raised by the most recent internal quality-control review or peer review, of the external auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years, and any steps taken to deal with any such issues; and

o	all relationships between the external auditors and the Company.

•	Report to the full Board of Directors annually on the Committee’s conclusions with respect to the qualification, performance and independence of the external auditors.

•	Review with the external auditors any audit problems or difficulties, and management’s response. This review shall cover any restrictions on the scope of the external auditors’ activities or on access to requested information, any significant disagreements with management, any accounting adjustments that were noted or proposed by the external auditors but were “passed” (as immaterial or otherwise), any communications between the external auditors and the external auditors’ national office respecting auditing or accounting issues presented by the engagement, and any “management” or “internal control” letter issued, or proposed to be issued, by the external auditors to the Company; and discuss with the external auditors the responsibilities, budget and staffing of the Company’s internal auditing function.

•	Set clear hiring policies for employees or former employees of the external auditors, including establishing procedures for the Company to monitor the employment of accounting personnel to ensure, to the extent applicable, that any such employment would not violate Section 10A(l) of the Securities Exchange Act of 1934.

•	Take any reasonable measures that it determines to be appropriate to review whether requirements of law or the NYSE are being met with regards to the rotation of personnel of its external auditors who perform services for the Company and consider whether there should be regular rotation of the external auditing firm itself.

Preapproval of Audit and Non-Audit Services

•	The Committee or its Chairman or a member of the Committee designated by its Chairman shall approve in advance all auditing services (including without limitation the provision of comfort letters in connection with securities underwritings and merger and acquisition transactions) and, other than as provided below, non-audit services provided to the Company by the external auditors to the extent such non-audit services may be lawfully provided pursuant to SEC rules and regulations and other applicable law. The decisions of the Chairman or of any member to whom authority is delegated to approve an audit or non-audit service shall be presented to the Committee at its next scheduled meeting.

•	The Committee need not preapprove the provision of non-audit services by its external auditors if (i) the aggregate amount of all such non-audit services provided to the Company constitutes not more than 5% of the total amount of revenues paid by the Company to its external auditors during the prior fiscal year; (ii) such services were not recognized by the Company at the time of the engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Committee and approved, prior to their completion, by the Committee or its Chairman or a member of the Committee designated by its Chairman. The decisions of the Chairman or of any member to whom authority is delegated to approve such services shall be presented to the Committee at its next scheduled meeting.

•	Approval by the Committee of any non-audit services by the external auditors shall be disclosed in the Company’s periodic reports filed with the SEC.

Amended March 9, 2006

Annex B

Amended and Restated

Aleris International, Inc.

2004 Equity Incentive Plan

(Effective as of September 23, 2004, as Amended February 23, 2005 and April 6, 2006)

1.	Purpose.

The purpose of this Plan is to strengthen Aleris International, Inc., a Delaware corporation (the “Company”), by providing an incentive to its employees, officers, consultants and non-employee directors, and thereby encouraging them to devote their abilities to the success of the Company’s business enterprise. It is intended that this purpose be achieved by extending to employees (including future employees who have received a formal written offer of employment), officers, independent contractors and directors of the Company and its Subsidiaries an added long-term performance incentive through the grant of Options, Stock Appreciation Rights, Dividend Equivalent Rights, Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares, Share Awards and Stock Units (as each term is herein defined).

2.	Administration.

2.1 The Plan shall be administered by the Committee, which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings.

2.2 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

(a) determine those Eligible Individuals to whom Options shall be granted under the Plan and the number of such Options to be granted, prescribe the terms and conditions (which need not be identical) of each such Option, including the exercise price per Share, the vesting schedule and the duration of each Option, and make any amendment or modification to any Agreement consistent with the terms of the Plan;

(b) select those Eligible Individuals to whom Awards shall be granted under the Plan and determine the number of Shares or amount of cash in respect of which each Award is granted and the terms and conditions (which need not be identical) of each such Award, and make any amendment or modification to any Award Agreement consistent with the terms of the Plan;

(c) construe and interpret the Plan and the Options and Awards granted hereunder, establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect, supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan comply with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees and Grantees, and all other persons having any interest therein;

(d) determine the duration and purposes for leaves of absence which may be granted to an Optionee or Grantee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

(e) exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

(f) generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.

2.3 Delegation. The Board or the Committee may delegate to one or more officers of the Company and its Subsidiaries or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any person to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the committee or such person may have under the Plan. The Board or the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Eligible Individuals to be recipients of Options or Awards; and (b) determine the size of any such Options or Wards; provided however, (i) the Board or the Committee shall not delegate such responsibilities to any such officer for Options or Awards granted to an Employee that is considered an officer or director of the Committee; (ii) the resolution providing such authorization sets forth the total number of Options or Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically t the Committee regarding the nature and scope of the Options or Awards granted pursuant to the authority delegated.

3.	Stock Subject to the Plan; Grant Limitations.

3.1 Subject to Sections 3.3, 3.4 and 11, the maximum number of Shares that may be made the subject of Options and Awards granted under the Plan is 2,200,000. The maximum number of Shares subject to each of the following types of awards: (i) Options, including Incentive Stock Options and Nonqualified Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Restricted Stock Units; (v) Stock Units; (vi) Performance Shares; or (vii) Share Awards that may be granted in any calendar year to any single Eligible Individual is 500,000.

3.2 The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company’s treasury, or partly out of each, such number of Shares as shall be determined by the Board.

3.3 Upon the granting of an Option or an Award, the number of Shares available under Section 3.1 for the granting of further Options and Awards shall be reduced as follows:

(a) In connection with the granting of an Option or an Award (other than the granting of a Performance Unit denominated in dollars, a Stock Appreciation Right related to an Option or a Dividend Equivalent Right), the number of Shares shall be reduced by the number of Shares in respect of which the Option or Award is granted or denominated.

(b) In connection with the granting of a Performance Unit denominated in dollars, the number of Shares shall be reduced by an amount equal to the quotient of (i) the dollar amount in which the Performance Unit is denominated, divided by (ii) the Fair Market Value of a Share on the date the Performance Unit is granted.

3.4 Whenever any outstanding Option or Award or portion thereof expires, is canceled, is settled in cash (including the settlement of tax withholding obligations using Shares) or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Option or Award, the Shares allocable to the expired, canceled, settled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted hereunder. In addition, upon the settlement of a Stock Appreciation Right in Shares, the excess of the number of Shares covered by the Stock Appreciation Right over the number of Shares issued may again be the subject of Options or Awards granted hereunder.

4.	Option Grants for Eligible Individuals.

4.1 Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Options, and the terms and conditions of the grant to any such Eligible Individuals shall be set forth in an Agreement. Incentive Stock Options may be granted only to Eligible Individuals who are employees of the Company or any Subsidiary.

4.2 Exercise Price. The purchase price or the manner in which the exercise price is to be determined for Shares under each Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the exercise price per Share under each Option shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

4.3 Maximum Duration. Options granted hereunder shall be for such term as the Committee shall determine, provided that an Incentive Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted; provided, however, that unless the Committee provides otherwise an Option (other than an Incentive Stock Option) may , upon the death of the Optionee prior to the expiration of the Option, be exercised for up to one (1) year following the date of the Optionee’s death even if such period extends beyond ten (10) years from the date the Option is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence. Notwithstanding the foregoing, for Options granted to Optionees outside the United States, the Committee has the authority to grant Options that have a term greater than ten (10) years.

4.4 Vesting. Subject to Section 4.9, and except as may be otherwise provided in an Agreement as permitted under this Section 4.4, each Option shall become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. The Committee may only accelerate the vesting of on Option upon the occurrence of certain well-defined circumstances, such as, a Change in Control, death, disability or retirement under normal Company rules and policies, provided that such acceleration is provided in the Agreement pursuant to which the Options was granted.

4.5 Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date of the grant) of Shares with respect to which Incentive Stock Options granted under the Plan and “incentive stock options” (within the meaning of Section 422 of the Code) granted under all other plans of the Company or its Subsidiaries (in either case determined without regard to this Section 4.5) are exercisable by an Optionee for the first time during any calendar year exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options. In applying the limitation in the preceding sentence in the case of multiple Option grants, Options which were intended to be Incentive Stock Options shall be treated as Nonqualified Stock Options according to the order in which they were granted such that the most recently granted Options are first treated as Nonqualified Stock Options.

4.6 Non-Transferability. Unless otherwise provided in an Agreement (other than for an Incentive Stock Option), or as may subsequently be determined by the Committee, no Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution or, in the case of an Option other than an Incentive Stock Option, pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and an Option shall be exercisable during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

4.7 Method of Exercise. The exercise of an Option shall be made in accordance with the Agreement pursuant to which the Option was granted and in accordance with such other procedures adopted by the Committee from time to time. The exercise price for any Shares purchased pursuant to the exercise of an Option shall be paid, in either of the following forms (or any combination thereof): (a) cash or (b) the transfer, either actually or by attestation, to the Company of Shares that have been held by the Optionee for at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee or (c) a combination of cash and the transfer of Shares; provided, however, that the Committee may determine in the case of Options that the exercise price shall be paid only in cash or (d) any other method approved and accepted by the Committee in its sole discretion. In addition, as permitted by the Committee, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise or other procedures which are, from time to time, deemed acceptable by the Committee. Any Shares transferred to the Company as payment of the exercise price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares. Notwithstanding anything in this Plan to the contrary, an Option may be exercised in accordance with the arrangements and procedures provided in this Section 4.7 only to the extent such arrangements or procedures comply with Section 13(k) of the Exchange Act and other applicable laws, rules and regulations.

4.8 Rights of Optionees. No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Company shall have issued and delivered Shares (whether or not certificated) to the Optionee, a securities broker acting on behalf of the Optionee or such other nominee of the Optionee, and (c) the Optionee’s name, or the name of his or her broker or other nominee, shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable Agreement.

4.9 Effect of Change in Control. Except as otherwise set forth in an Agreement, in the event of a (i) Change in Control, and (ii) either (a) a termination of Optionee’s employment by reason of his voluntary resignation for Good Reason or (b) a termination of Optionee’s employment by the Company for any reason except Cause, which termination of employment occurs within three (3) months prior to such Change in Control or within 24 months subsequent to such Change in Control, all Options awarded to such Optionee outstanding on the date of such Change in Control shall become immediately and fully exercisable. In the event such Optionee’s employment with, or service as a Director of, the Company and its Subsidiaries is terminated without cause within the periods described in the preceding sentence, each Option held by such Optionee that was exercisable as of the date of termination of the Optionee’s employment or service shall, notwithstanding any shorter period set forth in the Agreement evidencing the Option, remain exercisable for a period ending not before the earlier of (x) the first anniversary of the date of the termination of the Optionee’s employment or service or (y) the expiration of the stated term of the Option.

4.10 Notification of Disqualifying Disposition. If any Optionee shall make any disposition of Shares issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Optionee shall notify the Company of such disposition within ten (10) days thereof.

4.11 Substituting SARs. Only in the event the Company is not accounting for equity compensation under APB Opinion 25, the Committee shall have the ability to substitute, without receiving an Optionee’s permission, Stock Appreciation Rights paid only in Shares (or Stock Appreciation Rights paid in Shares or cash at the Committee’s discretion) for outstanding Options, but only so long as the terms of the substituted Stock Appreciation Rights are the same as the terms for the Options and the aggregate difference between the Fair Market Value of the underlying Shares and the Grant Price of the Stock Appreciation Rights is equivalent to the aggregate difference between the Fair Market Value of the underlying Shares and the Option Price of the Options. If, in the opinion of the Company’s auditors, this provision creates adverse accounting consequences for the Company, then this provision shall be considered null and void.

5.	Stock Appreciation Rights.

The Committee may in its discretion, either alone or in connection with the grant of an Option, grant Stock Appreciation Rights in accordance with the Plan, the terms and conditions of which shall be set forth in an

Agreement. If granted in connection with an Option, a Stock Appreciation Right shall cover the same Shares covered by the Option (or such lesser number of Shares as the Committee may determine) and shall, except as provided in this Section 5, be subject to the same terms and conditions as the related Option.

5.1 Time of Grant. A Stock Appreciation Right may be granted (a) at any time if unrelated to an Option, or (b) if related to an Option, either at the time of grant or, in the case of an Option other than an Incentive Stock Option, at any time thereafter during the term of the Option.

5.2 Stock Appreciation Right Related to an Option.

(a) Exercise. A Stock Appreciation Right granted in connection with an Option shall be exercisable at such time or times and only to the extent that the related Option is exercisable, and will not be transferable except to the extent the related Option may be transferable. A Stock Appreciation Right granted in connection with an Incentive Stock Option shall be exercisable only if the Fair Market Value of a Share on the date of exercise exceeds the exercise price specified in the related Incentive Stock Option Agreement.

(b) Amount Payable. Upon the exercise of a Stock Appreciation Right related to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the per Share exercise price under the related Option by (ii) the number of Shares as to which such Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

(c) Treatment of Related Options and Stock Appreciation Rights Upon Exercise. Upon the exercise of a Stock Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Shares as to which the Stock Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Stock Appreciation Right, the Stock Appreciation Right shall be canceled to the extent of the number of Shares as to which the Option is exercised or surrendered.

5.3 Stock Appreciation Right Unrelated to an Option. The Committee may grant to Eligible Individuals Stock Appreciation Rights unrelated to Options. Stock Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability (subject to Section 5.7), vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years; provided, however, that the Committee may provide that the Stock Appreciation Right may, upon the death of the Grantee, be exercised for up to one (1) year following the date of the Grantee’s death even if such period extends beyond ten (10) years from the date the Stock Appreciation Right is granted. Notwithstanding the foregoing, for Stock Appreciation Rights granted to Eligible Individuals outside the United States, the Committee has the authority to grant Stock Appreciation Rights that have a term greater than ten (10) years. Subject to Section 5.7, the vesting period of a Stock Appreciation Right unrelated to an Option may not be less than one (1) year from the date of grant. The committee may only accelerate the vesting f a Stock Appreciation Right unrelated to an Option upon the occurrence of certain well-defined circumstances, such as, a Change in Control, death, disability or retirement under normal Company rules and policies, provided that such acceleration is provided in the Agreement pursuant to which the Stock Appriciation Right is granted. The exercise price or manner in which the exercise price is to be determined for Stock Appreciation Rights unrelated to Options shall be determined by the Committee and set forth in the Agreement; provided, however, that the exercise price shall not be less than 100% of the Fair Market Value of a share on the date the Stock Appreciation Right is granted. Upon exercise of a Stock Appreciation Right unrelated to an Option, the Grantee shall be entitled to receive an amount determined by multiplying (a) the excess of the Fair Market Value of a Share on the date preceding the date of exercise of such Stock Appreciation Right over the Fair Market Value of a Share on the date the Stock Appreciation Right was granted by (b) the number of Shares as to which the Stock Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Stock Appreciation Right by including such a limit in the Agreement evidencing the Stock Appreciation Right at the time it is granted.

5.4 Non-Transferability. Unless otherwise set forth in an Agreement, or as may subsequently be determined by the Committee, no Stock Appreciation Right shall be transferable by the Grantee otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order (within the meaning of Rule 16a-12 promulgated under the Exchange Act), and such Stock Appreciation Right shall be exercisable during the lifetime of such Grantee only by the Grantee or his or her guardian or legal representative. The terms of such Stock Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Grantee.

5.5 Method of Exercise. The exercise of a Stock Appreciation Right shall be made in accordance with the Agreement pursuant to which the Stock Appreciation Right was granted and in accordance with such other procedures adopted by the Committee from time to time.

5.6 Form of Payment. Payment of the amount determined under Section 5.2(b) or 5.3 may be made in the discretion of the Committee solely in whole Shares in a number determined by reference to their Fair Market Value on the date preceding the date of exercise of the Stock Appreciation Right, or solely in cash, or in a combination of cash and Shares, or in any other method approved and accepted by the Committee in its sole discretion. If the Committee decides to make full payment in Shares and the amount payable results in a fractional Share, payment for the fractional Share will be made in cash.

5.7 Effect of Change in Control. Unless otherwise determined by the Committee and set forth in an Agreement, in the event of (i) a Change in Control, and (ii) either (a) a termination of the Grantee’s employment by reason of his voluntary resignation for Good Reason or (b) a termination of Grantee’s employment by the Company for any reason except Cause, which termination of employment occurs within three (3) months prior to such Change in Control or within 24 months subsequent to such Change in Control, all Stock Appreciation Rights shall become immediately and fully exercisable. Unless otherwise determined by the Committee and set forth in an Agreement, in the event a Grantee’s employment with the Company is terminated without Cause during the periods described in the preceding sentence, each Stock Appreciation Right held by the Grantee that was exercisable as of the date of termination of the Grantee’s employment shall, notwithstanding any shorter period set forth in the Agreement evidencing the Stock Appreciation Right, remain exercisable for a period ending not before the earlier of the first anniversary of (x) the termination of the Grantee’s employment or (y) the expiration of the stated term of the Stock Appreciation Right.

6.	Dividend Equivalent Rights.

Dividend Equivalent Rights may be granted to Eligible Individuals in tandem with an Option or Award or as a separate Award. The terms and conditions applicable to each Dividend Equivalent Right shall be specified in the Agreement under which the Dividend Equivalent Right is granted. Amounts payable in respect of Dividend Equivalent Rights may be payable currently or deferred until the lapsing of restrictions on such Dividend Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Option or Award to which the Dividend Equivalent Rights relate. In the event that the amounts payable in respect of Dividend Equivalent Rights are to be deferred, the Committee shall determine whether such amounts are to be held in cash or reinvested in Shares or deemed (notionally) to be reinvested in Shares. If amounts payable in respect of Dividend Equivalent Rights are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine, or , in the event the Committee does not make such a determination, at the prime rate as published in the Wall Street Journal on the immediately preceding December 31, (or the immediately preceding publication date if there is no publication on the immediately preceding December 31). Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or multiple installments.

7.	Restricted Stock and Restricted Stock Units.

7.1 Grant; Minimum Vesting. The Committee may grant Awards to Eligible Individuals of Restricted Stock and Restricted Stock Units, which shall be evidenced by an Agreement between the Company and the Grantee.

Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may, where applicable, require that an appropriate legend be placed on Share certificates. Restricted Stock and Restricted Stock Unit Awards granted under the Plan may not have a vesting period of less than three (3) years. Awards of Restricted Stock and Restricted Stock Units shall be subject to the terms and provisions set forth below in this Section 7.

7.2 Rights of Grantee.

(a) Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted provided that the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If a Grantee shall fail to execute the Agreement evidencing a Restricted Stock Award or Restricted Stock Unit Award, or any documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(b) Each Grantee who receives a grant of Restricted Stock Units shall be eligible to receive, upon lapse of the restrictions on the Restricted Stock Unit Award in accordance with the terms of the Agreement evidencing such Award, one Share for each Restricted Stock Unit awarded, and the Company shall issue to each such Grantee that number of Shares or the cash equivalent of such number of Shares (determined by reference to the Fair Market value of such Shares as of the date the restrictions lapse), or a combination of both. A Grantee who receives Restricted Stock Units shall have no rights as a stockholder with respect to such Restricted Stock Units (including rights to dividends) until such time as any certificates for Shares are issued to the Grantee.

7.3 Non-transferability. Until all restrictions upon the Shares of Restricted Stock awarded to a Grantee shall have lapsed in the manner set forth in Section 7.4, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated. In addition, Restricted Stock Unit Awards may not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

7.4 Lapse of Restrictions.

(a) Generally. Restrictions upon Shares of Restricted Stock and Restricted Stock Units awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Agreement evidencing the Award shall set forth any such restrictions; provided that, subject to Section 7.4(b) below, the Committee may only accelerate the lapse of restrictions as to Restricted Stock and Restricted Stock Unit Awards under certain well-defined circumstances, such as, a Change in Control, death, disability or retirement under normal Company rules and policies, so long as such acceleration is provided in the Agreement pursuant to which the Restricted Stock or Restricted Stock Unit Award was granted.

(b) Effect of Change in Control. Unless the Committee shall determine otherwise at the time of the grant of an Award of Restricted Stock or an Award of Restricted Stock Units, in the event of (i) a Change in Control, and (ii) either (a) a termination of the Grantee’s employment by reason of his voluntary resignation for Good Reason or (b) a termination of Grantee’s employment by the Company for any reason except Cause, which termination of employment occurs within three (3) months prior to such Change in Control or within 24 months subsequent to such Change in Control, the restrictions upon Shares of Restricted Stock and Restricted Stock Units shall lapse.

7.5 Treatment of Dividends. The Agreement evidencing an Award of Shares of Restricted Stock shall set forth the Grantee’s rights with respect to dividends, if any, including whether any such dividends shall be deferred, subject to restrictions, immediately paid out or retained by the Company.

7.6 Delivery of Shares. Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate or evidence of the issuance of book entry shares to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

7.7 Section 83(b) Election. The Committee, in its discretion, may provide in an Agreement evidencing an Award of Shares of Restricted Stock that the Award of Shares of Restricted Stock that the Grantee may make or must refrain from making an election with respect to the Award under Section 83(b) of the Code. If a Grantee is permitted to make an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Grantee shall be required to file promptly a copy of such election with the Company.

8.	Performance Awards.

8.1 Performance Units. The Committee, in its discretion, may grant Awards of Performance Units to Eligible Individuals who are key employees or directors of the Company or a Subsidiaries or Affiliate, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Performance Units may be denominated in Shares or a specified dollar amount and, contingent upon the attainment of specified Performance Objectives within the Performance Cycle, represent the right to receive payment as provided in Sections 8.1(a), (b), and (c) of (i) in the case of Share-denominated Performance Units, the Fair Market Value of a Share on the date the Performance Unit was granted, the date the Performance Unit became vested or any other date specified by the Committee, (ii) in the case of dollar-denominated Performance Units, the specified dollar amount or (iii) a percentage (which may be more than 100%) of the amount described in clause (i) or (ii) depending on the level of Performance Objective attainment; provided, however, that, the Committee may at the time a Performance Unit is granted specify a maximum amount payable in respect of a vested Performance Unit. Each Agreement shall specify the number of Performance Units to which it relates, the Performance Objectives which must be satisfied in order for the Performance Units to vest and the Performance Cycle within which such Performance Objectives must be satisfied.

(a) Maximum Number. The amount paid to an Eligible Employee with respect to any one Award of Performance Units shall not exceed $3,000,000 multiplied by the number of years in the Performance Cycle.

(b) Vesting and Forfeiture. Subject to Sections 8.3(c) and 8.4, a Grantee shall become vested with respect to the Performance Units to the extent that the Performance Objectives set forth in the Agreement are satisfied for the Performance Cycle, except that the vesting period of Performance Units granted under the Plan shall not be less than one (1) year. The Committee may only accelerate the vesting of Performance Units upon the occurrence of certain well-defined circumstances, such as, a Change in Control, death, disability or retirement under normal Company rules and policies, so long as such acceleration is provided in the Agreement pursuant to which the Performance Units were granted.

(c) Payment of Awards. Subject to Section 8.3(c), payment to Grantees in respect of vested Performance Units shall be made as soon as practicable after the last day of the Performance Cycle to which such Award relates unless the Agreement evidencing the Award provides for the deferral of payment, in which event the terms and conditions of the deferral shall be set forth in the Agreement. Subject to Section 8.4, such payments may be made entirely in Shares valued at their Fair Market Value, entirely in cash, or in such combination of Shares and cash as the Committee in its discretion shall determine at any time prior to such payment; provided, however, that if the Committee in its discretion determines to make such payment entirely or partially in Shares of Restricted Stock, the Committee must determine the extent to which such payment will be in Shares of Restricted Stock and the terms of such Restricted Stock at the time the Award is granted.

8.2 Performance Shares. The Committee, in its discretion, may grant Awards of Performance Shares to Eligible Individuals who are key employees or directors of the Company or a Subsidiary or Affiliate, the terms and conditions of which shall be set forth in an Agreement between the Company and the Grantee. Each Agreement shall specify the number of Performance Shares to which it relates, the Performance Objectives which must be satisfied in order for the Performance Shares to vest and restrictions thereon to lapse, and the Performance Cycle within which such Performance Objectives must be satisfied. Each Agreement may require that an appropriate legend be placed on Share certificates. Awards of Performance Shares shall be subject to the following terms and provisions:

(a) Rights of Grantee. The Committee shall provide at the time an Award of Performance Shares is made the time or times at which the actual Shares represented by such Award shall be issued in the name of the Grantee; provided, however, that no Performance Shares shall be issued until the Grantee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Performance Shares. If a Grantee shall fail to execute the Agreement evidencing an Award of Performance Shares, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee, Shares issued in connection with an Award of Performance Shares shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Except as restricted by the terms of the Agreement, upon delivery of the Shares to the escrow agent, the Grantee shall have, in the discretion of the Committee, all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

(b) Non-transferability. Until any restrictions upon the Performance Shares awarded to a Grantee shall have lapsed in the manner set forth in Sections 8.2(c) or 8.4, such Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Grantee. The Committee may also impose such other restrictions and conditions on the Performance Shares, if any, as it deems appropriate.

(c) Lapse of Restrictions. Subject to Sections 8.3(c) and 8.4 and to the extent that the Performance Objectives set forth in the Agreement are satisfied for the Performance Cycle, restrictions upon Performance Shares awarded hereunder shall lapse and such Performance Shares shall become vested at such time or times and on such terms, conditions and satisfaction of Performance Objectives as the Committee may, in its discretion, determine at the time an Award is granted.

(d) Treatment of Dividends. The Agreement evidencing an Award of Performance Shares shall set forth the Grantee’s rights with respect to dividends, if any, including whether any such dividends shall be deferred, subject to restrictions, immediately paid out or retained by the Company.

(e) Delivery of Shares. Upon the lapse of the restrictions on Performance Shares awarded hereunder, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such Shares, free of all restrictions hereunder.

8.3 Performance Objectives.

(a) Establishment. “Performance Objectives” for Performance Awards shall mean, unless otherwise determined by the Committee, any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to the Company as a whole or to a business unit, business segment or division, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, in each case as specified by the Committee: (i) net earnings or net income (before or after taxes) or growth in net earnings or net income (before or after taxes); (ii) earnings per share; (iii) net sales growth or net revenue growth; (iv) net operating profit; (v) return measures (including, but not limited to, return on assets, net assets, capital, equity, investment or revenues); (vi) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (vii) earnings before or after taxes, interest, depreciation, and/or amortization; (viii) gross margins; (ix) productivity ratios; (x) revenue ratios; (xi) share price (including, but not limited to, growth measures and total stockholder return); (xii) expense targets; (xiii) operating targets; (xiv) productivity measures; (xv) efficiency measures; (xvi) cost reductions; (xvii) operating margins; (xviii) operating efficiency; (xix) proceeds from dispositions; (xx) project completion time; (xxi) budget goals; (xxii) Economic Value Added (EVA®); (xxiii) customer growth and (xxiv) customer satisfaction. Performance Objectives with respect to a Performance Cycle shall be established in writing by the Committee by the earlier of (x) the date on which a quarter of the Performance Cycle has elapsed or (y) the date which is ninety (90) days after the commencement of the Performance Cycle, and in any event while the performance relating to the Performance Objectives remain substantially uncertain.

(b) Effect of Certain Events. At the time of the granting of a Performance Award, or at any time thereafter, in either case to the extent permitted under Section 162(m) of the Code and the regulations thereunder without adversely affecting the treatment of the Performance Award as Performance-based Compensation, the Committee may provide for the manner in which performance will be measured against the Performance Objectives (or may adjust the Performance Objectives) to reflect losses from discontinued operations, extraordinary, unusual or nonrecurring gains and losses, the cumulative effect of accounting changes, acquisitions or divestitutres, core process redesign, structural changes/outsourcing, foreign exchange impacts, the impact of specified corporate transactions, accounting or tax law changes and other extraordinary or nonrecurring events.

(c) Determination of Performance. Prior to the vesting, payment, settlement or lapsing of any restrictions with respect to any Performance Award that is intended to constitute Performance-Based Compensation made to a Grantee who is subject to Section 162(m) of the Code, the Committee shall certify in writing that the applicable Performance Objectives have been satisfied to the extent necessary for such Award to qualify as Performance Based Compensation. A Performance Award may be reduced at any time before payment or lapsing of restrictions.

8.4 Effect of Change in Control. In the event of a Change in Control, unless otherwise determined by the Committee and set forth in the Agreement evidencing the Award:

(a) With respect to Performance Units, in the event of a (i) a Change in Control, and (ii) either (a) a termination of the Grantee’s employment by reason of his voluntary resignation for Good Reason or (b) a termination of Grantee’s employment by the Company for any reason except Cause, which termination of employment occurs within three (3) months prior to such Change in Control or within 24 months subsequent to such Change in Control, the Grantee shall (i) become vested in all outstanding Performance Units as if all Performance Objectives had been satisfied at the maximum level and (ii) be entitled to receive in respect of all Performance Units in which the Grantee is vested, a cash payment within ten (10) days after the Grantee’s termination.

(b) With respect to Performance Shares, in the event of a (i) a Change in Control, and (ii) either (a) a termination of the Grantee’s employment by reason of his voluntary resignation for Good Reason or (b) a termination of Grantee’s employment by the Company for any reason except Cause, which termination of employment occurs within three (3) months prior to such Change in Control or within 24 months subsequent to such Change in Control, all restrictions shall lapse immediately on all outstanding Performance Shares of such Grantee as if all Performance Objectives had been satisfied at the maximum level.

(c) The Agreements evidencing Performance Shares and Performance Units shall provide for the treatment of Awards (or portions thereof), if any, which do not become vested as the result of a Change in Control, including, but not limited to, provisions for the adjustment of applicable Performance Objectives.

8.5 Non-transferability. Until the vesting of Performance Units or the lapsing of any restrictions on Performance Shares, as the case may be, such Performance Units or Performance Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

9.	Other Share-Based Awards.

9.1 Share Awards. The Committee may grant a Share Award to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company. Share Awards granted under the Plan may not have a vesting period of less than one (1) year. The Committee may only accelerate the vesting of Share Awards upon the occurrence of certain well-defined circumstances, such as, a Change in Control, death, disability or retirement under normal Company rules and policies, so long as such acceleration is provided in the Agreement pursuant to which the Share Award was granted.

9.2 Stock Units.

(a) Grant. The Committee, from time to time, subject to the terms and provisions of the Plan, may grant to any Eligible Individual an Award of Stock Units, which shall be evidenced by an Agreement. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine.

(b) Payment of Awards. Each Stock Unit shall represent the right of the Grantee to receive a payment upon vesting of the Stock Unit or on any later date specified by the Committee equal to the Fair Market Value of a Share as of the date the Stock Unit was granted, the vesting date or such other date as determined by the Committee at the time the Stock Unit was granted. The Committee may, at the time a Stock Unit is granted, provide a limitation on the amount payable in respect of each Stock Unit. The Committee may provide for the settlement of Stock Units in cash or with Shares having a Fair Market Value equal to the payment to which the Grantee has become entitled.

(c) Effect of Change in Control. Unless otherwise provided in an Agreement, in the event of (i) a Change in Control, and (ii) either (a) a termination of the Grantee’s employment by reason of his voluntary resignation for Good Reason or (b) a termination of Grantee’s employment by the Company for any reason except Cause, which termination of employment occurs within three (3) months prior to such Change in Control or within 24 months subsequent to such Change in Control, Stock Units awarded to such Grantee shall become fully vested.

(d) Vesting. Stock Units granted under the Plan may not have a vesting period of less than one (1) year. The Committee may only accelerate the vesting of Stock Units upon the occurrence of certain well-defined circumstances, such as, a Change in Control, death, disability or retirement under normal Company rules and policies, so long as such acceleration is provided in the Agreement pursuant to which the Stock Unit was granted.

10.	Effect of a Termination of Employment.

The Agreement evidencing the grant of each Option and each Award shall set forth the terms and conditions applicable to such Option or Award upon a termination or change in the status of the employment of the Optionee or Grantee by the Company, a Subsidiary or a Division (including a termination or change by reason of the sale of a Subsidiary or a Division), which, shall be as the Committee may, in its discretion, determine at the time the Option or Award is granted or thereafter.

11.	Adjustment Upon Changes in Capitalization.

(a) In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (i) the maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted under the Plan, (ii) the maximum number and class of Shares or other stock or securities that may be issued upon exercise of Incentive Stock Options, (iii) the maximum number and class of Shares or other stock and securities with respect to which Options or Awards may be granted to any

Eligible Individual in any calendar year, (iv) the number and class of Shares or other stock or securities which are subject to outstanding Options or Awards granted under the Plan and the exercise price therefor, if applicable and (v) the Performance Objectives.

(b) Any such adjustment in the Shares or other stock or securities (i) subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code, or (ii) subject to outstanding Options or Awards that are intended to qualify as Performance-Based Compensation shall be made in such a manner as not to adversely affect the treatment of the Options or Awards as Performance-Based Compensation.

(c) If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities of the Company or any other corporation, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.

12.	Effect of Certain Transactions.

Subject to provisions concerning a Change of Control or as otherwise provided in an Agreement, in the event of (a) the liquidation or dissolution of the Company , (b) a merger or consolidation involving the Company or (c) a Change in Control (a “Transaction”), the Plan and the Options and Awards issued hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding Option or Award shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided for in such agreement, in the sole discretion of the Committee (A) each Optionee and Grantee may be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share or (B) each outstanding Option or Award may be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or may be substituted by such corporation with a new option or award covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and exercise prices; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options and Awards prior to such Transaction. The treatment of any Option or Award as provided in this Section 12 shall be conclusively presumed to be appropriate for purposes of Section 8.

13.	Interpretation.

Following the required registration of any equity security of the Company pursuant to Section 12 of the Exchange Act:

(a) The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

(b) Unless otherwise expressly stated in the relevant Agreement, each Option, Stock Appreciation Right and Performance Award granted under the Plan is intended to be Performance-Based Compensation. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options or Awards that are intended to qualify as Performance-Based Compensation to increase the amount payable that would otherwise be due upon attainment of the applicable Performance Goal, or if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options or Awards to fail to qualify as Performance-Based Compensation.

14.	Termination and Amendment of the Plan or Modification of Options and Awards.

14.1 Plan Amendment or Termination. The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Option or Award may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

(a) no such amendment, modification, suspension or termination shall impair or adversely alter any Options or Awards theretofore granted under the Plan, except with the consent of the Optionee or Grantee or as otherwise necessary to comply with section 409A of the Code and the regulations and guidance thereunder, nor shall any amendment, modification, suspension or termination deprive any Optionee or Grantee of any Shares which he or she may have acquired through or as a result of the Plan; and

(b) to the extent necessary under any applicable law, regulation or securities exchange requirement, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law, regulation or exchange requirement.

(c) without the approval of the holders of the Company’s stock entitled to vote, no amendment may be made which would (i) increase the aggregate number of shares of Common Stock that may be issued under this Plan or the percentage of shares that may be issued with respect to Awards other than Options and Stock Appreciation Rights granted in connection with an Option (except by operation of Section 3.2); (ii) change the definition of Eligible Individuals eligible to receive Options and Awards under this Plan; (iii) decrease the option price of any Option to less than 100% of the Fair Market Value on the date of grant; (iv) reduce the option price of an outstanding Option, either by lowering the option price or by canceling an outstanding Option and granting a replacement Option with a lower exercise price, or (v) extend the maximum option duration under Section 4.3 of the Plan.

14.2 Modification of Options and Awards. No modification of an Option or Award shall adversely alter or impair any rights or obligations under the Option or Award without the consent of the Optionee or Grantee, as the case may be, unless necessary to comply with section 409A of the Code and the regulations and guidance thereunder.

14.3 Assumption of Plan. Subject to Sections 14.1 and 14.2, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the incentive stock option rules under Section 422 of the Code, where applicable.

15.	Non-Exclusivity of the Plan.

Except as otherwise provided in Section 18.3, the adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

16.	Limitation of Liability.

As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

(a) give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

(b) give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

(c) limit in any way the right of the Company or any Subsidiary to terminate the employment of any person at any time; or

(d) be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

17.	Regulations and Other Approvals; Governing Law.

17.1 Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.

17.2 The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

17.3 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Individuals granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

17.4 Each Option and Award is subject to the requirement that, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

17.5 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an applicable exemption under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any such Shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

18.	Miscellaneous.

18.1 Multiple Agreements. The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Individual during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Individual.

18.2 Withholding of Taxes. At such times as an Optionee or Grantee recognizes taxable income in connection with the receipt of Shares or cash hereunder (a “Taxable Event”), the Optionee or Grantee shall pay to the Company an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the “Minimum Statutory Withholding Taxes”) prior to the issuance, or release from escrow, of such Shares or the payment of such cash.

The Company shall have the right to deduct from any payment of cash to an Optionee or Grantee an amount equal to the Minimum Statutory Withholding Taxes in satisfaction of the obligation to pay Minimum Statutory Withholding Taxes. The Committee in its discretion may provide in the Agreement at the time of grant, or at any time thereafter, that the Optionee or Grantee, in satisfaction of the obligation to pay Minimum Statutory Withholding Taxes to the Company, may elect to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value equal to the Minimum Statutory Withholding Taxes.

18.3 Employment. Nothing in the Plan or an Agreement shall interfere with or limit in any way the right of the Company, its Parent, and/or its Subsidiaries, to terminate any Grantee’s or Optionee’s employment or service on the Board or to the Company at any time or for any reason not prohibited by law, nor confer upon any individual any right to continue his or her employment or service as a director or consultant for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, its Parent, and/or its Subsidiaries and, accordingly, subject to Sections 2 and 14, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Parent, and/or its Subsidiaries.

18.4 Forfeiture Event. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and if a Grantee or Optionee is one of the persons subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the individual shall reimburse the Company the amount of any payment in settlement of an Award or Option earned or accrued during the twelve-month period following the first public issuance or filing with the U.S. Securities and Exchange Commission (whichever first occurs) of the financial document embodying such financial reporting requirement.

18.5 Persons Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Parent, and/or its Subsidiaries operate or have employees, directors, or consultants, the Committee, in its sole discretion, shall have the power and authority to:

(a) determine which Parent and Subsidiaries shall be covered by the Plan;

(b) determine which employees, directors and/or consultants outside the United States are eligible to participate in the Plan;

(c) modify the terms and conditions of any Award or Option granted to employees, directors and/or consultants outside the United States to comply with applicable foreign laws;

(d) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any sub-plans and modifications to Plan terms and procedures established under this Section 18.5 by the Committee shall be attached to this Plan document as appendices; and

(e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

18.6 Unfunded Plan. Grantees or Optionees shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Parent may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Grantee or Optionee, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company, and/or its Subsidiaries, and/or its Parent under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or its Parent, as the case may be. All payments to be made hereunder shall be paid from the general corporate funds of the Company, a Subsidiary, or its Parent, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

18.7 Retirement and Welfare Plans. Neither Awards or Options made or granted under the Plan nor Shares or cash paid pursuant to such Awards or Options, may be included as “compensation” for purposes of computing the benefits payable to any Grantee or Optionee under the Company’s or any Subsidiary’s or Parent’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.

18.8 Successors. All obligations of the Company under the Plan with respect to Awards or Options made or granted under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all of substantially all of the business and/or assets of the Company.

18.9 Effective Date. The effective date of this Plan (the “Effective Date”) shall be the date of its adoption by the Board, subject only to the approval by the stockholders.

19.	Definitions.

For purposes of the Plan:

19.1 “Affiliate” means any entity, directly or indirectly, controlled by, controlling or under common control with the Company or any corporation or other entity acquiring, directly or indirectly, all or substantially all the assets and business of the Company, whether by operation of law or otherwise.

19.2 “Agreement” means the written agreement between the Company and an Optionee or Grantee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

19.3 “Award” means a grant of Restricted Stock, Restricted Stock Units, Stock Units, Stock Appreciation Rights, a Performance Award, a Dividend Equivalent Right, a Share Award or any or all of them.

19.4 “Board” means the Board of Directors of the Company.

19.5 “Cause” means: (a) intentional failure to perform reasonably assigned duties, (b) dishonesty or willful misconduct that is adverse to the interests of the Company or any of its Subsidiaries, (c) involvement in a transaction in connection with the performance of duties to the Company or any of its Subsidiaries, which transaction is adverse to the interests of the Company or any of its Subsidiaries and which is engaged in for personal profit or (d) willful violation of any law, rule or regulation that is adverse to the interests of the Company or any of its Subsidiaries (other than traffic violations or similar offenses); provided, however, that following a Change in Control, clause (a) of this Section 19.4 shall not constitute “Cause.”

19.6 “Change in Capitalization” means any increase or reduction in the number of Shares, any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Shares, a change in value) in the Shares or any exchange of Shares for a different number or kind of shares or other securities of the Company or another corporation or for cash or a combination of shares, other securities and cash, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, extraordinary cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

19.7 Unless otherwise provided in an Agreement, a “Change in Control” shall mean the occurrence of any of the following:

(a) any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the directors to Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (a) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary, (B) by any employee benefit plan sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Control Transaction (as defined in paragraph (c)), (E) pursuant to any acquisition by an Optionee or Grantee or any group of persons (as contemplated in Section 13(d)(3) of the Exchange Act) including an Optionee or Grantee; or (F) a transaction (other than one described in paragraph (c) below) in which Company Voting Securities are acquired from the Company, if a majority of the Incumbent Board (as defined below) approves a resolution providing expressly that the acquisition pursuant to this clause (F) does not constitute a Change in Control under this paragraph (a);

(b) individuals who, on December 15, 2004, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to December 15, 2004, whose election or nomination for election was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board (either by a specific vote or by approval of the Incumbent Directors of the inclusion of such individual in the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered a member of the Incumbent Board; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors shall be deemed to be a member of the Incumbent Board;

(c) the consummation of a merger, consolidation, share exchange or similar form of corporate reorganization of the Company or any such type of transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders (whether the approval of such transaction or the issuance of securities in the transaction or otherwise), or the consummation of the direct or indirect sale or other disposition of all or substantially all of the assets, of the Company and its Subsidiaries (a “Business Combination”), unless immediately following such Business Combination: (A) more than 60% of the total voting power of the corporation resulting from such Business Combination (including, without limitation, any corporation which directly or indirectly has beneficial ownership of 100% of the Company Voting Securities or all or substantially all of the assets of the Company and its Subsidiaries) eligible to elect directors of such corporation is represented by shares that were Company Voting Securities immediately prior to such Business Combination (either remaining outstanding or as converted), and such voting power is in substantially the same proportion as the voting power of such Company Voting Securities immediately prior to the Business Combination, (B) no person (other than any publicly traded holding company resulting from such Business Combination, any employee benefit plan sponsored or maintained by the Company (or the corporation resulting from such Business Combination), or any person which beneficially owned, immediately prior to such Business Combination, directly or indirectly, 20% or more of the Company Voting Securities (a “Company 20% Stockholder”)) becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the corporation resulting from such Business Combination and no Company 20% Stockholder increases its percentage of such total voting power, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (a “Non-Control Transaction”); or

(d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which, by virtue of reducing the number of Company Voting Securities outstanding, increases the percentage of shares beneficially owned by such person; provided, that if a Change in Control of the Company would occur as a result of such an acquisition by the Company if not for the operation of this sentence, and after the Company’s acquisition such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, then a Change in Control of the Company shall be deemed to occur.

19.8 “Code” means the Internal Revenue Code of 1986, as amended.

19.9 “Committee” means the Compensation Committee of the Board, which shall administer the Plan and perform the functions set forth herein, or a subcommittee thereof (where permitted or necessitated by applicable law or regulation).

19.10 “Director” means a director of the Company.

19.11 “Disability” means a physical or mental infirmity which impairs the Optionee’s or Grantee’s ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

19.12 “Dividend Equivalent Right” means a right to receive all or some portion of the cash dividends that are or would be payable with respect to Shares.

19.13 “Division” means any of the operating units or divisions of the Company designated as a Division by the Committee.

19.14 “Effective Date” means the date determined by the Board in accordance with Section 18.9.

19.15 “Eligible Individual” means any of the following individuals who is designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein: (a) any director, officer, employee or independent contractor of the Company or a Subsidiary, or (b) any individual to whom the Company or a Subsidiary has extended a formal, written offer of employment.

19.16 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

19.17 “Fair Market Value” on any date means the closing sales price of the Shares on such date on the principal national securities exchange on which such Shares are then listed or admitted to trading, or, if such Shares are not so listed or admitted to trading, the average of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the value established by the Board in good faith and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code.

19.18 “Good Reason” means the occurrence of any of the following events after a Change in Control:

(a) the assignment to the employee of any duties or responsibilities inconsistent in any adverse respect with the employee position(s), duties, responsibilities or status with the Company immediately prior to such Change in Control (including any diminution of such duties or responsibilities);

(b) a reduction by the Company in the employee’s rate of annual base salary or annual target bonus opportunity (including any adverse change in the formula for such annual bonus target) as in effect immediately prior to such Change in Control or as the same may be increased from time to time thereafter;

(c) the failure of the Company to

(i) continue in effect any employee benefit plan or compensation plan in which the employee is participating immediately prior to such Change in Control, unless employee is permitted to participate in other plans providing employee with substantially comparable benefits as other similarly situated employees,

(ii) provide the employee and the employee’s dependents with welfare benefits in accordance with the plans, practices, programs and policies of the Company and its affiliated companies in effect for the employee and the employee’s dependents immediately prior to such Change in Control or provide the employee substantially comparable benefits as provided to other similarly situated employees at a substantially comparable cost, or

(iii) provide fringe benefits in accordance with the plans, practices, programs and policies of the Company and its affiliated companies in effect for employee immediately prior to such Change in Control, or provide the employee substantially comparable fringe benefits as provided to other similarly situated employees.

19.19 “Grantee” means a person to whom an Award has been granted under the Plan.

19.20 “Incentive Stock Option” means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

19.21 “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

19.22 “Option” means a Nonqualified Stock Option or an Incentive Stock Option or both of them.

19.23 “Optionee” means a person to whom an Option has been granted under the Plan.

19.24 “Parent” means any corporation that is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

19.25 “Performance Awards” means Performance Units, Performance Shares or either or both of them.

19.26 “Performance-Based Compensation” means any Option or Award that is intended to constitute “performance based compensation” within the meaning of Section 162(m)(4)(C) of the Code and the regulations promulgated thereunder.

19.27 “Performance Cycle” means the time period specified by the Committee at the time Performance Awards are granted during which the performance of the Company, a Subsidiary or a Division will be measured.

19.28 “Performance Objectives” has the meaning set forth in Section 8.3.

19.29 “Performance Shares” means Shares issued or transferred to an Eligible Individual under Section 8.

19.30 “Performance Units” means Performance Units granted to an Eligible Individual under Section 8.

19.31 “Plan” means the Aleris International, Inc. Amended and Restated 2004 Equity Incentive Plan, as it may be amended and restated from time to time.

19.32 “Restricted Stock” means Shares issued or transferred to an Eligible Individual pursuant to Section 7.

19.33 “Restricted Stock Units” means a right or rights to receive in the future Shares (or their cash equivalent, or a combination of both), granted to a Grantee pursuant to Section 7, which are subject to restrictions or limitations set forth in the Plan and in the related Agreement.

19.34 “Share Award” means an Award of Shares granted pursuant to Section 9.1.

19.35 “Shares” means the common stock of the Company and any other securities into which such shares are changed or for which such shares are exchanged.

19.36 “Stock Appreciation Right” means a right to receive all or some portion of the increase, if any, in the value of the Shares as provided in Section 5 hereof.

19.37 “Stock Units” means a right granted to an Eligible Individual under Section 9.2 representing a number of hypothetical Shares.

19.38 “Subsidiary” means (i) except as provided in (ii) below, any corporation which is a subsidiary corporation within the meaning of Section 424(f) of the Code with respect to the Company, and (ii) in relation to the eligibility to receive Options or Awards other than Incentive Stock Options and continued employment for purposes of Options and Awards (unless the Committee determines otherwise), any entity, whether or not incorporated, in which the Company directly or indirectly owns 50% or more of the outstanding equity or other ownership interests.

19.39 “Ten-Percent Stockholder” means an Eligible Individual, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

The foregoing plan was adopted by the Board of Directors on September 23, 2004, and adopted by the Company’s stockholders on December 8, 2004; and amended by the Board of Directors on February 23, 2005 and April 6, 2006 and adopted by the Company’s stockholders on May 18, 2006

ALERIS INTERNATIONAL, INC.

By:
Title:	Senior Vice President, General Counsel and Secretary

ALERIS INTERNATIONAL, INC.

REVOCABLE PROXY

ANNUAL MEETING OF STOCKHOLDERS, MAY 18, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By signing on the other side, I (we) appoint Steven J. Denetriou, and Michael D. Fridey and either of them, each with full power of substitution, acting jointly or by either of them, to vote and act with respect to all shares of common stock of the undersigned in Aleris International, Inc., at the Annual Meeting of Stockholders of Aleris International, Inc. (the “Corporation”) to be held on May 18, 2006 and any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to the directions indicated on the reverse side of this card or through the telephone or Internet proxy procedures, and at the discretion of the proxies on any other matters that may properly come before the meeting. If specific voting instructions are not given with respect to matters to be acted upon and the signed card is returned, the proxies will vote in accordance with the Corporation’s Board of Directors recommendation provided below and at their discretion on any matters that may properly come before the meeting. This proxy hereby revokes all prior proxies given with respect to the shares of the undersigned.

This Proxy also serves as voting instructions to Prudential Bank & Trust as Trustee of Commonwealth Industries, Inc. 401(k) Plan and Commonwealth Aluminum Lewisport, LLC Hourly 401(k) Plan. The Trustee will vote the shares of common stock of Aleris International, Inc. allocated to the undersigned’s account at the Annual Meeting of Stockholders as directed by the undersigned on the reverse side. If you do not return voting instructions, the Trustee will vote your shares as the Board of Directors recommends.

The Board of Directors recommends a vote “FOR” all proposals listed on the reverse side of this card.

Please sign on the reverse side of this card and return promptly to Mellon Investor Services, Proxy Processing, P.O. Box 3510, S. Hackensack, NJ 07606-9210; or. if you choose, you can submit your proxy by telephone or through the Internet in accordance with the instructions on the reverse side of this card.

The undersigned acknowledges receipt from Aleris International, Inc. prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and a Proxy Statement dated April 13, 2006.

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1.	ELECTION OF DIRECTORS:						FOR	AGAINST	ABSTAIN
	The election of the following nominees to the Board of Directors as Class II Directors, unless otherwise indicated below.				2.	Proposal to approve the Amended and Restated Aleris International, Inc. 2004 Equity Incentive Plan.	☐	☐	☐
	FOR	AGAINST					FOR	AGAINST	ABSTAIN
	☐	☐	Nominees:	01 C. Frederick Fetterolf 02 Dale V. Kesler 03 John E. Merow	3.	Proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2006.	☐	☐	☐

IN THE EVENT THE UNDERSIGNED WISHES TO WITHHOLD AUTHORITY TO VOTE FOR ANY PARTICULAR NOMINEE OR NOMINEES LISTED ABOVE, PLEASE SO INDICATE BY CLEARLY AND NEATLY LINING THROUGH OR STRIKING OUT THE NAME OF ANY SUCH NOMINEE OR NOMINEES.					4.	In their discretion upon such other matters which properly may be brought before the meeting and any adjournment thereof.

IF YOU ARE SUBMITTING YOUR PROXY BY TELEPHONE OR THROUGH THE INTERNET, PLEASE DO NOT MAIL THIS PROXY CARD.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Signature: _________________ Date: _________, 2006 Signature (if held jointly): _________________ Date: _________, 2006

Please sign exactly as your name(s) appears on this card. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, or in other representative capacity, please give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Ù  FOLD AND DETACH HERE  Ù

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM on May 17, 2006,

the day prior to our Annual Meeting.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet	OR	Telephone	OR	Mail
http://www.proxyvoting.com/ars		1-866-540-5760		Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

IF YOU ARE SUBMITTING YOUR PROXY BY TELEPHONE OR THROUGH THE INTERNET, PLEASE DO NOT MAIL THIS PROXY CARD.

To Change Your Vote:

Any subsequent submissions of a proxy by any means will change your prior proxy instructions. For example, if you submitted your proxy by telephone, a subsequent Internet submission will change how your shares will be voted. The last proxy received by 11:59 PM on May 17, 2006 will be the one counted.You may also revoke your proxy by voting in person at the meeting.